Exhibit 99.1

                             SHAREHOLDERS AGREEMENT

THIS AGREEMENT dated as of this 23rd day of April, 2004.

BETWEEN:

            MITEL NETWORKS CORPORATION, a corporation incorporated under the laws of Canada (the "Corporation")

                                      -and-

            EDGESTONE CAPITAL EQUITY FUND II-B GP, INC., as agent for EdgeStone Capital Equity Fund II-A, L.P. and its parallel investors, and EDGESTONE CAPITAL EQUITY FUND II NOMINEE, INC., as nominee for EdgeStone Capital Equity Fund II-A, L.P. and its parallel investors (collectively "EdgeStone")

                                      -and-

            MITEL SYSTEMS CORPORATION, a corporation incorporated under the laws of Canada ("Systems")

                                      -and-

            MITEL KNOWLEDGE CORPORATION, a corporation incorporated under the laws of Canada ("Knowledge")

                                      -and-

            ZARLINK SEMICONDUCTOR INC., a corporation incorporated under the laws of Canada ("Zarlink")

                                      -and-

            POWER TECHNOLOGY INVESTMENT CORPORATION, a corporation incorporated under the laws of Canada ("PTIC")

                                      -and-

            WESLEY CLOVER CORPORATION, a corporation incorporated under the laws of Newfoundland ("WCC")

                                      -and-

            TERENCE H. MATTHEWS, an individual residing in the City of Ottawa, Province of Ontario ("Matthews")

                                      -and-

            and any other Persons who become party to this Agreement by entering into an Assumption Agreement

RECITALS:

A.    Prior to or  contemporaneously  with the  execution  and  delivery of this
      Agreement: (i) the Corporation and EdgeStone have entered into a subscription agreement (the "Subscription Agreement") in connection with the issuance and sale to EdgeStone of Series A Shares (as defined herein); and (ii) WCC and PTIC received Series B Shares (as defined herein) on the exchange of certain Common Shares of the Corporation.

B. The Series A Shares and Series B Shares referred to above are being issued by the Corporation prior to or contemporaneously with the execution and delivery of this Agreement such that the capitalization of the Corporation immediately upon execution of this Agreement is as described in Schedule A.

C. The parties to this Agreement wish to provide for certain rights of the Shareholders of the Corporation upon, among other things, the issuance of new securities by the Corporation and any proposed transfer of securities by such shareholders to another person or entity.

NOW THEREFORE the parties hereto agree as follows:

                                   ARTICLE 1
  DEFINITIONS, PRINCIPLES OF INTERPRETATION AND REPRESENTATIONS AND WARRANTIES

1.1   Definitions

Whenever used in this Agreement, the words and terms defined in Appendix 1 shall have the meanings set out therein.

1.2   Certain Rules of Interpretation

In this Agreement:

      (a) Currency - Unless otherwise specified, all references to money amounts are to lawful currency of Canada.

      (b) Governing Law - This Agreement is a contract made under and shall be construed, interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario (excluding any conflict of law rule or principle of such laws that might refer such interpretation or enforcement to the laws of another jurisdiction). Subject to the provisions of Section 11.7, any action, suit or proceeding arising out of or relating to this Agreement shall be brought in the courts of the Province of Ontario and each of the Parties hereby irrevocably submits to the non-exclusive jurisdiction of such courts.

      (c) Headings - Headings of Articles and Sections are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

      (d) Number and Gender - Unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

      (e) Statutory references - A reference to a statute includes all regulations made pursuant to such statute and, unless otherwise specified, the provisions of any statute or regulation which amends, supplements or supersedes any such statute or any such regulation.

      (f) Time Periods - Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next Business Day following if the last day of the period is not a Business Day.

      (g) Business Days - If any payment is required to be made or other action is required to be taken pursuant to this Agreement on a day which is not a Business Day, then such payment or action shall be made or taken on the next Business Day.

      (h) Including - Where the word "including" or "includes" is used in this Agreement, it means "including (or includes) without limitation".

      (i) No Strict Construction - The language used in this Agreement is the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

      (j) Severability - If, in any jurisdiction, any provision of this Agreement or its application to any Party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions of this Agreement and without affecting the validity or enforceability of such provision in any other jurisdiction or without affecting its application to other Parties or circumstances.

1.3   Entire Agreement

      This Agreement, including the schedules annexed hereto, and the Other Agreements constitute the entire agreement between the Parties and set out all the covenants, promises, warranties, representations, conditions, understandings and agreements between the Parties with respect to the subject matter of this Agreement and supersede all prior understandings, agreements, negotiations and discussions, whether oral or written, including, without limitation, those contained in any term sheet between the Corporation and EdgeStone. There are no covenants, promises, representations, warranties, terms, conditions, undertakings, understandings or other agreements, oral or written, express, implied or collateral, between the Parties in connection with the subject matter of this Agreement other than as expressly set forth or referred to in this Agreement or the Other Agreements.

1.4   Scope of the Agreement

      The Shareholders agree that in the event of any inconsistency or conflict between the terms of this Agreement and the articles, by-laws or resolutions of the Corporation or any Subsidiary, the provisions of this Agreement shall prevail. In this regard, the Shareholders agree more particularly to vote their shares to ensure that the constating documents of the Corporation and any Subsidiaries are not amended to include provisions that are or could be inconsistent with the provisions hereof.

1.5   Covenant by Controlling Shareholders

      Each Controlling Shareholder hereby agrees to take such actions as may be necessary to cause each of his or its Controlled Shareholders to fully and faithfully perform and discharge its obligations under this Agreement and to comply with the terms and conditions of this Agreement; provided that the foregoing shall not constitute a guarantee of payment of any amount payable hereunder.

1.6   Dissent and Other Rights

      With respect to any matter provided for in Sections 6.4, 6.8 and Article 7 of this Agreement, each of the Shareholders hereby expressly waive and agree that they shall not exercise any applicable rights to dissent, appraisal, any oppression remedy, or other similar rights.

1.7   Representations and Warranties of Shareholders

      Each of the Shareholders hereby severally, but not jointly, represents and warrants with respect to itself that, as at the date hereof:

      (a) it is: (i) the beneficial owner of the securities in the capital of the Corporation referred to in Schedule A as being held by it; or,
            (ii) in the case of EdgeStone, EdgeStone holds the securities in the capital of the Corporation referred in Schedule A as nominee for and on behalf of EdgeStone Capital Equity Fund II-A, L.P. and the parallel investors listed on Schedule D;

      (b) except as may be contemplated in this Agreement or in any of the Other Agreements, such securities are free and clear of all Liens;

      (c) it has the full power, authority and legal right to execute and deliver this Agreement and to perform the terms and provisions hereof;

      (d) if other than an individual, it has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement;

      (e) this Agreement has been duly executed and delivered by it, and constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with the terms hereof, subject to the effect of:

            (i)   any   applicable   bankruptcy,   insolvency,   reorganization,
                  moratorium  or  similar  laws  affecting   creditors'   rights
                  generally; and

            (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

      (f) the execution and delivery by it of this Agreement and the performance by it of its obligations hereunder and compliance with the terms, conditions and provisions hereof, will not, as applicable, conflict with or result in a breach of any of the terms, conditions or provisions of (i) its charter documents or by-laws;
            (ii) any law, rule or regulation having the force of law; (iii) any indenture, mortgage, lease, agreement or instrument binding or affecting it or its properties; or (iv) any judgment, injunction, determination or award which is binding on it or its properties;

      (g) no authorization, consent, approval, licence or exemption from any Governmental Body is required by it which has not been obtained in connection with the execution and delivery by it of, and the performance by it of its obligations under, this Agreement; and

      (h) it is not a party to any agreement which is inconsistent with its rights and obligations hereunder or otherwise conflicts with the provisions of this Agreement.

1.8   Representations and Warranties of Matthews

      Matthews hereby represents and warrants, on the date hereof, that:

      (a)   Matthews Controls each of Systems, Knowledge and WCC;

      (b) Matthews has the full power, authority and legal right to execute and deliver this Agreement and to perform the terms and provisions hereof;

      (c) this Agreement has been duly executed and delivered by Matthews, and constitutes a legal, valid and binding obligation of Matthews, enforceable against him in accordance with the terms hereof, subject to the effect of:

            (i)   any   applicable   bankruptcy,   insolvency,   reorganization,
                  moratorium  or  similar  laws  affecting   creditors'   rights
                  generally; and

            (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

      (d) the execution and delivery by him of this Agreement and the performance by Matthews of his obligations hereunder and compliance with the terms, conditions and provisions hereof, will not, as applicable, conflict with or result in a breach of any of the terms, conditions or provisions of:
            (i) any law, rule or regulation having the force of law; (ii) any indenture, mortgage, lease, agreement or instrument binding or affecting Matthews or his properties; or (iv) any judgment, injunction, determination or award which is binding on Matthews or his properties;

      (e) no authorization, consent, approval, licence or exemption from any Governmental Body is required by Matthews which has not been obtained in connection with the execution and delivery by him of, and the performance by him of his obligations under, this Agreement; and

      (f) Matthews is not a party to any agreement which is inconsistent with his rights and obligations hereunder or otherwise conflicts with the provisions of this Agreement.

1.9   Schedules

The Appendices and Schedules to this Agreement, as listed below, are an integral part of this Agreement:

      Appendix 1   -    Definitions

      Appendix 2   -    Certain Matters Requiring EdgeStone Approval

      Appendix 3   -    Determination of Fair Market Value

      Schedule A   -    Capitalization Table

      Schedule B   -    Articles of Amendment

      Schedule C   -    Assumption Agreement

      Schedule D   -    Parallel Investors of EdgeStone

                                   ARTICLE 2
                            MANAGEMENT OF CORPORATION

2.1   Agreement Respecting Voting

      For so long as this Agreement remains in effect, each Shareholder agrees to vote any and all Shares held by it from time to time so as to elect and maintain in office the EdgeStone Nominees as members of the Corporation's board of directors (the "Board of Directors"), and to cause the Corporation to act in compliance with all of the provisions of this Agreement and in particular to vote to approve any Transfer which is permitted and otherwise made in compliance with this Agreement. It is acknowledged and agreed that no Shareholder shall be bound to vote in respect of any matter in the same manner as its nominee director voted in respect of such matter in his or her capacity as a director on the Board of Directors.

2.2   EdgeStone Nominees on the Board of Directors

      The Board of Directors will be composed of eight members, and shall include two directors nominated by EdgeStone (each, an "EdgeStone Nominee"), one of whom may, at EdgeStone's option, be an independent director acceptable to the Corporation. Accordingly, each of the Shareholders agrees to act and vote from time to time so that on any election of directors by the Shareholders of the Corporation the EdgeStone Nominees to the Board of Directors are elected in accordance with this Section 2.2. In the event that EdgeStone requests that an EdgeStone Nominee be removed as a director of the Corporation, then each of the Shareholders agrees to act and vote for such removal in accordance with this
Section 2.2.

      Each EdgeStone Nominee shall be an individual who is not disqualified under applicable law from acting as a director.

2.3   Notice of Directors Meetings

      Notice of directors meetings shall be given, in writing, in accordance with the by-laws of the Corporation, and such notice shall also contain a statement as to the nature of the business proposed to be transacted at such meeting. Such notice shall be accompanied by all relevant documentation or information required for directors to make an informed decision regarding the business to be transacted.

2.4   Expenses of Directors

      The   Corporation   shall  reimburse  all  directors  for  all  reasonable
out-of-pocket expenses incurred in attending meetings of the Board of Directors or of any committee of the Board of Directors.

2.5   Board Committees

      The Board of Directors shall maintain a standing committee to be known as the "Audit Committee" and a standing committee to be known as the "Compensation Committee". At the option of EdgeStone, at least one of the members of the Audit Committee, at least one of the members of the Compensation Committee, and at least one member of any other committee of the Board of Directors, shall be an EdgeStone Nominee.

2.6   Directors' Liability Insurance

      The Corporation will maintain directors' liability insurance for each of the directors of the Corporation with coverage acceptable to the Board of Directors. The Corporation will not assign, transfer, dispose of, surrender, borrow upon or in any way encumber such insurance.

2.7   Board Observer

      EdgeStone shall be entitled, at any time and from time to time, to designate an observer representative to attend meetings of the Board of Directors and meetings of any committee of the Board of Directors (the "Observer"), provided the Observer agrees to be bound by the confidentiality obligations set forth in Section 10.1. The Observer shall have no right to vote as a director of the Corporation with respect to any matter and shall not be included in any determination as to whether a quorum for any particular meeting exists. The minutes of each meeting of the Board of Directors or any such committee at which the Observer is present shall record that the Observer was present and acting in the capacity as an observer and not as a director. The Corporation shall pay the Observer's reasonable out-of-pocket expenses incurred to attend any meeting of the Board of Directors or any committee of the Board of Directors.

2.8   Certain Matters Requiring EdgeStone Approval

      Provided that members of the EdgeStone Group hold, in the aggregate, at least 5,000,000 Common Shares (calculated on an as-if converted to Common Shares basis) (subject to appropriate adjustment for share dividends, share splits, recapitalizations, combinations and the like), notwithstanding any other provision of this Agreement, in addition to any other approvals that may be required by law or pursuant to the articles, by-laws or other constating documents of the Corporation or any of the Subsidiaries, without the prior written consent of EdgeStone, neither the Corporation nor any of the Subsidiaries shall at any time take or agree or commit to take any action referred to in Appendix 2. It is acknowledged by the Parties that the provisions referenced in Appendix 2 are for EdgeStone's benefit and may be amended or waived by the mutual agreement of the Corporation and EdgeStone at any time.

2.9   Annual Budget

      At  least  30  days  prior  to  the  Corporation's  fiscal  year-end,  the
Corporation shall submit the Annual Budget to the Board of Directors for approval and thereafter from time to time as appropriate, any restatements or updates or deviations thereto to the extent they contain items or amounts not consistent with the normal course operations of the Business and previously approved budgets. To the extent that the approval of EdgeStone is required for any Annual Budget or restatements, updates or deviations thereto pursuant to
Section 2.8, such materials shall also be submitted to EdgeStone contemporaneously with the submission of same to the Board of Directors.

2.10  Reporting

      (a) Monthly. An internally-prepared summary of monthly consolidated financial results of the Corporation shall be prepared and delivered to EdgeStone within 15 Business Days after the end of each fiscal month.

      (b) Additional Information Provided to Senior Lenders. The Corporation shall provide to EdgeStone simultaneously with furnishing such information to any Person as required under the Debt Obligations of the Corporation and the Subsidiaries: (i) copies of all other financial statements, reports or projections with respect to the Corporation or any of the Subsidiaries required to be delivered to the lenders on a periodic basis; and (ii) copies of all material information, documents, studies, reviews, reports or assessments relating to the Business or the assets of the Corporation or any Subsidiary provided by the Corporation or any Subsidiary from time to time to any Person pursuant to or as required under the Debt
            Obligations, if, in the case of (i) or (ii) above, such documentation is broader in scope or delivered on a more frequent basis than the Corporation provides to the Board of Directors or is required to provide under this Section 2.10(a).

2.11  Access

      The Corporation shall, and the Corporation shall cause each of the Subsidiaries to, at any and all reasonable times on reasonable notice and during business hours on any Business Day and in such manner as is not reasonably likely to adversely affect the operation of the Business, permit EdgeStone and its authorized representatives to examine all of the books of account, records, reports, documents, papers and data of the Corporation and any of the Subsidiaries, whether in ordinary or machine language, and to make copies and take extracts, and to discuss the Business, affairs, finances and accounts of the Corporation and the Subsidiaries with the Corporation's executive officers, senior financial officers, accountants and other advisors. The Corporation shall authorize its accountants and other financial advisors to so discuss the finances and affairs of the Corporation and the Subsidiaries, and agrees to furnish EdgeStone and each of its authorized representatives with any information reasonably requested regarding the Business, or the affairs, finances and accounts of the Corporation or the Subsidiaries. The Corporation shall bear the costs to the Corporation and any Subsidiary of compliance with this Section 2.11. In no event shall the Corporation be required to disclose information that it is prohibited from disclosing by contract or otherwise by law.

                                   ARTICLE 3
                        COVENANTS IN FAVOUR OF EDGESTONE

      Without limiting any other covenants and provisions hereof, and except to the extent the following covenants and provisions of this Article 3 are waived in any instance by EdgeStone, the Corporation covenants and agrees that it shall perform and observe the following covenants and provisions, and shall cause each of the Subsidiaries to perform and observe such covenants and provisions. For greater certainty, the covenants in this Article 3 are for the exclusive benefit of EdgeStone.

3.1   Taxes

      The Corporation shall pay and discharge, and cause each Subsidiary to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income, profits or business, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of the Corporation or any Subsidiary; provided, however, that neither the Corporation nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by appropriate proceedings if the Corporation or the Subsidiary shall have set aside on its books sufficient reserves, if any, with respect thereto.

3.2   Compliance with Laws

      The Corporation shall comply with, and cause each Subsidiary to comply with, the requirements of all applicable laws, rules, regulations and orders of any governmental authority, where noncompliance would have a Material Adverse Effect.

3.3   Financings

      The Corporation shall inform EdgeStone of any negotiations, offers or contracts relating to possible financings of any nature for the Corporation, whether initiated by the Corporation or any other Person, except for: (i) arrangements with trade creditors, and (ii) utilization by the Corporation or any Subsidiary of commercial lending arrangements with financial institutions.

3.4   Debt Obligations

      The Corporation shall pay, and cause each Subsidiary to pay, when due, or in conformity with customary trade terms, all lease obligations, all trade debt, and all other indebtedness incident to the operations of the Corporation or each Subsidiary, except such as are being contested in good faith and by proper proceedings if the Corporation or the Subsidiary shall have set aside on its books sufficient reserves, if any, with respect thereto. The Corporation shall at all times comply with, and cause each Subsidiary to comply with the, the conditions, provisions and, without limitation, all financial covenants and/or margin requirements provided for in any and all operating and term credit facilities, loans and advances made by any of their respective creditors.

3.5   Notification of Breach

      The Corporation shall advise EdgeStone forthwith of any breach or non-compliance by the Corporation of or with any of its covenants in Section 2.8 or Article 3 of this Agreement.

                                   ARTICLE 4
                               PRE-EMPTIVE RIGHTS

4.1   Exercise of Pre-Emptive Rights

      (a) In the event that the Corporation proposes to undertake an issuance of New Securities (in a single transaction or a series of related transactions), it shall give to each Principal Shareholder (as such term is defined below) written notice of its intention to issue New Securities (the "Pre-Emptive Right Notice"), describing the amount and the type of New Securities and the price and the proposed closing date, upon which the Corporation proposes to issue the New Securities. For the purposes of this Section 4.1, the term "Principal Shareholders" means each Shareholder who is a Shareholder on the date hereof together with each other Shareholder who, together with its Affiliates (or in the case of EdgeStone, the other members of the EdgeStone Group), holds not less than five percent (5%) of the Common Shares then outstanding (calculated on an as-if converted to Common Shares basis).

      (b) Each Principal Shareholder shall have 15 Business Days from the date of receipt of any such Pre-Emptive Right Notice (the "Pre-Emptive Right Acceptance Period") to agree in writing (i) to purchase up to its Pro Rata Share (as nearly as may be determined without division into fractions) of the New Securities (which for the purpose of this
            Article 4 shall be calculated based on holdings on the day immediately prior to the date of delivery by the Corporation of the Pre-Emptive Right Notice) for the price and on the other terms specified in the Pre-Emptive

            Right Notice and (ii) purchase more than its Pro Rata Share (if available) up to a specified maximum of the New Securities. Such right to purchase its Pro Rata Share of New Securities and, if desired, more than its Pro Rata Share shall be exercised by a Principal Shareholder by giving written notice (an "Acceptance Notice") to the Corporation of such intention and stating therein the maximum number of New Securities it is willing to purchase (which number may be greater or less than its Pro Rata Share). If a Principal Shareholder fails to deliver such notice to the Corporation within the Pre-Emptive Right Acceptance Period, it shall be deemed to have declined to exercise its right to purchase any New Securities. If any Principal Shareholder does not give an Acceptance Notice within the Pre-Emptive Right Acceptance Period or specifies in its Acceptance Notice a number of Shares less than its Pro Rata Share, the resulting unaccepted New Securities shall be deemed to have been offered by the Corporation to such of the Principal Shareholders who specified in their respective Acceptance Notices a desire to acquire a number of the New Securities greater than their Pro Rata Share, and each such Principal Shareholder is, subject to the maximum number of the New Securities specified in its Acceptance Notice, entitled to acquire its Pro Rata Share (calculated relative to each of the Principal Shareholders wishing to purchase more than its Pro Rata Share) of the unaccepted New Securities based upon the number of Shares (calculated on an as-if converted to Common Shares basis) beneficially owned by such Principal Shareholders (calculated based on holdings on the day immediately prior to the delivery of the Pre-Emptive Right Notice), as between themselves, or in such other proportion as such Principal Shareholders may agree in writing.

      (c) The Corporation shall, from time to time, when requested to do so, advise each of the Principal Shareholders promptly of the names of the other Principal Shareholders who have accepted the Corporation's offer as contained in a Pre-Emptive Right Notice and the number of New Securities in respect of which each such Principal Shareholder has accepted such offer.

      (d)   Any  New  Securities  not  accepted  by the  Principal  Shareholders pursuant to Section 4.1(b) may be offered and sold by the Corporation to third parties for a period not to exceed 60 Business Days following the end of the Pre-Emptive Right Acceptance Period at the same or higher price and upon non-price terms not materially more favorable to the purchasers thereof than as specified in the Pre-Emptive Right Notice. In the event that the Corporation has not issued and sold such New Securities within such 60 Business Day period, then the Corporation shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Principal Shareholders pursuant to this Article 4. If the
            Corporation offers any New Securities not taken up by Principal Shareholders pursuant to Section 4.1(b), the Corporation shall promptly notify the Principal Shareholders upon entering into one or more binding purchase agreement(s) during the 60 Business Day period referred to herein, including as to (i) the number of New Securities, if any, that the Corporation will issue (specifying respective numbers to be purchased by the Principal Shareholders on the one hand (if any) and by other Person(s) on the other hand),
            (ii) the material terms of such
            issuance(s) and (iii) the name(s) of the purchaser(s) of any New Securities to be issued (other than the Principal Shareholders).

      (e) All sales of New Securities pursuant to this Section 4.1 shall be consummated contemporaneously at the offices of the Corporation as soon as is reasonably practicable on such date as the Board of Directors and the persons purchasing New Securities pursuant to this
            Section 4.1 may reasonably determine, but in no event later than the later of (i) 60 Business Days following the end of the Pre-Emptive Right Acceptance Period; or (ii) the fifth Business Day following the expiration or termination of all waiting periods under any competition or anti-combines legislation applicable to such issuance. The delivery of certificates or other instruments evidencing such New Securities shall be made by the Corporation on such date against payment of the purchase price therefor.

      (f) The Corporation may issue New Securities without complying with the provisions of this Section 4.1 if the New Securities are Permitted Additional Securities.

4.2   Future Shares and Options

      The Corporation agrees that, as a condition precedent to the grant or issuance of any securities (including Convertible Securities) to a Person that, giving effect to such grant or issuance, would hold in excess of five percent (5%) of the outstanding Common Shares (calculated on as-if converted to Common Shares basis), including pursuant to the Additional Investment, whether now authorized or not, it will require that the holder of such securities sign an Assumption Agreement if required by EdgeStone or the Corporation, and if the purchaser is a corporation, such agreement will also be signed by any Person who is a Controlling Shareholder of such corporation; provided, however, that if any such grant or issuance is pursuant to the exercise or conversion of any Convertible Security granted or issued prior to the date of this Agreement, the Corporation shall only be required to use its commercially reasonable efforts to comply with the foregoing covenant.

                                   ARTICLE 5
                       RESTRICTIONS ON TRANSFER OF SHARES

5.1   General Prohibition on Transfer

      No Shares or Convertible Securities now or in the future held by a Shareholder or any interest therein may be dealt with or Transferred except as contemplated in this Agreement. A purported Transfer of any Shares or Convertible Securities in violation of this Agreement shall not be valid. Any Shareholder that purports to Transfer any Shares or Convertible Securities in violation of this Agreement agrees to donate and hereby donates to the Corporation all dividends and distributions paid or made on any Shares or Convertible Securities so Transferred during the period of the prohibited Transfer. The provisions of the immediately preceding sentence are in addition to, and not in lieu of, any other remedies to enforce the provisions of this Agreement.

      Any permitted Transfer made in compliance with this Agreement shall require the approval of the Board of Directors which shall be provided in accordance with the provisions of Section 2.1.

5.2   Permitted Transfers

      Each Shareholder may Transfer any Shares or Convertible Securities held by it, pursuant to and in accordance with Article 5 or Article 6 and in the case of the following Transfers, without being subject to the requirements of Sections 6.1, 6.2 and 6.3:

      (a)   to a Permitted Transferee;

      (b) in the case of Shares held by a Permitted Transferee of the Shareholder, back to the Shareholder;

      (c) to any Person with the prior written consent of the Board and an Investors Majority; or

      (d) to the Corporation pursuant to: (i) the redemption rights under the Articles of Amendment; or (iii) any put right in this Agreement.

5.3   Upstream Transfers by Matthews Entities

      Matthews hereby agrees that he shall not Transfer any securities or other interests in any Matthews Entity or permit the grant or issuance of any securities or other interests in any Matthews Entity, and each Matthews Entity hereby agrees that it shall not permit any Transfer, grant or issuance of any of its securities or other interests, if, as a result of such Transfer, grant or issuance, Matthews or the Matthews Group would cease to Control the Matthews Entity, or, if after giving effect to such Transfer, grant or issuance, Matthews or the Matthews Group would not be able to cause the Matthews Entity to fully and faithfully perform and discharge its obligations under this Agreement and comply with the terms and conditions of this Agreement.

5.4   No Registration Unless Transferee is Bound

      Other than transfers pursuant to Section 5.5, if a Shareholder purports to Transfer any Shares or Convertible Securities, no Transfer shall be made or be effective, no application shall be made to the Corporation or to the Corporation's transfer agent to register the Transfer, and the Corporation shall not register the Transfer on its securities register, until the proposed transferee (and, in the case of a transferee that is not a natural person, other than a public corporation and other than in the case of a Transfer by EdgeStone), the Persons who Control the proposed transferee enter into, or in the case of Convertible Securities, agree upon the acquisition of any Shares to enter into, an Assumption Agreement.

5.5   Transfers to an Affiliate

      If a Shareholder purports to Transfer Shares to a Permitted Transferee or pursuant to Section 5.2(b) or 5.2(c), no Transfer shall be made or effective, no application shall be made to the Corporation or the Corporation's transfer agent to register the Transfer, and the Corporation shall not register the Transfer on its securities register until, the Shareholder and the transferee have executed and delivered an Assumption Agreement and such other documents as may be reasonably requested by the Corporation, in which the Shareholder and the transferee: (i) represent and warrant that the transferee qualifies as a Permitted Transferee or otherwise qualifies as a recipient of a Transfer pursuant to 5.2(b) or 5.2(c); (ii) agree that each shall ensure that the transferee shall continue to so qualify at all times and that, other than in the case of a Transfer by EdgeStone to a Person listed in the definition of "EdgeStone Group", if the transferee is a corporation, the shareholder(s) of that transferee and the shareholder(s) of each of its direct and indirect shareholders who are not natural persons agree that no shares in that transferee shall be Transferred, other than a Transfer between members of the Matthews Group, without first Transferring (or causing to be Transferred) the Shares held back to the Shareholder; and (iii) agree that the transferring Shareholder shall continue to be bound by all the provisions of this Agreement.

5.6   Continuing Obligations of Transferor

      In the event of any Transfer of Shares to a Permitted Transferee or pursuant to Section 5.2(b) or 5.2(c), the transferor shall, at all times after such Transfer: (i) be jointly and severally liable with the transferee for the observance and performance of the covenants and obligations of the transferee under this Agreement; and (ii) indemnify the other Parties against any loss, damage or expense incurred as a result of the failure of the transferee to comply with the provisions of this Agreement.

5.7   Shareholders to Facilitate Permitted Transfers

      Each Party to this Agreement shall facilitate any Transfer of Shares in accordance with this Agreement on a timely basis, including promptly providing any required consents.

5.8   Corporation to Facilitate Permitted Transfers

      The Corporation shall facilitate any Transfer of Shares in accordance with this Agreement on a timely basis, including promptly providing such assistance as the transferring Shareholder may reasonably request to facilitate such Transfer, subject to the provisions of Section 10.1. In no event shall the Corporation be required to disclose information that it is prohibited from disclosing by contract or otherwise by law.

5.9   Pledge of Shares

      No Shareholder shall, directly or indirectly, pledge or otherwise grant or allow a Lien to exist in respect of any Shares held by that Shareholder, without the prior written consent of the Corporation and EdgeStone, such consent not to be unreasonably withheld or delayed.

5.10  EdgeStone Group

      The Parties acknowledge and agree that EdgeStone acts as a nominee and holds its Shares and Convertible Securities, and shall be permitted to hold any Shares or Convertible Securities that it may hereafter acquire, as bare trustee for EdgeStone Capital Equity Fund II-A L.P. and its parallel investors listed on Schedule D annexed hereto. The Parties hereby agree that Schedule D may be amended from time to time to add the name of any Person for whom EdgeStone purchases Shares or Convertible Securities as nominee pursuant to the EdgeStone Purchase Option. In such capacity, EdgeStone shall cause the Shares registered in its name to be voted in the manner contemplated herein. EdgeStone represents and warrants that it has the authority to bind all the parallel investors and other Persons from time to time listed on Schedule D annexed hereto to the terms of this Agreement.

      Notwithstanding anything to the contrary in this Agreement, the following rights and privileges of EdgeStone in this Agreement shall also apply and enure to the benefit of, and be exercisable by, (i) for so long as EdgeStone or any other member of the EdgeStone Group is a Shareholder, each member of the EdgeStone Group who from time to time holds any Shares or Convertible Securities, and (ii) at the option of EdgeStone, any transferee or transferees of any Shares or Convertible Securities held by EdgeStone (subject to compliance by EdgeStone with Section 6.1, 6.2 and 6.3, if applicable, with respect to the Transfer of such Shares or Convertible Securities to such transferee):

      (a) the reporting and access rights of EdgeStone in Sections 2.10 and 2.11;

      (b)   the  rights   respecting   the  purchase  and  sale  of  Shares  and
            Convertible Securities in Sections 4.1, 6.1, 6.2 and 6.3;

      (c) the right to require the Corporation to purchase its Shares or Convertible Securities as part of any put initiated by EdgeStone pursuant to Section 6.8 of this Agreement; and

      (d)   the benefit of the terms and  provisions  of Sections  6.4, 6.10 and
            Article 7.

      The rights and entitlements in (a)-(d) above are hereby accepted by EdgeStone as agent and trustee of the Persons referred to in clause (i) or (ii) above to the extent such Persons become holders of Shares or Convertible Securities, and each of the parties to this Agreement agrees that EdgeStone may enforce such rights and entitlements in favour of such Persons.

      The rights and privileges of EdgeStone pursuant to Section 2.2 and Section
2.8 and the covenants in favour of EdgeStone in Article 3 may, at the option of EdgeStone, be assigned in whole but not in part by EdgeStone to a Person who acquires its Shares or Convertible Securities in accordance with the terms of this Agreement, and the benefit of such covenants shall be applicable, mutatis mutandis, to such assignee.

5.11  Sales to a Direct Competitor

      Notwithstanding any provision to the contrary, no Shareholder may Transfer any Shares to a direct competitor of the Business, unless such Transfer is approved by the Corporation.

      This Section 5.11 shall not apply to a Transfer of Shares pursuant to a transaction to which Section 6.4 or Article 7 applies.

                                   ARTICLE 6
          RIGHTS OF FIRST REFUSAL, TAG-ALONG, DRAG-ALONG AND PUT RIGHTS

6.1   Transfer Notice

      In the event that any Shareholder (the "Transferring Shareholder") receives from any Person, acting as principal and dealing at arm's length with the Shareholder (the "Third Party

Offeror"), a bona fide written offer to purchase (other than pursuant to a Transfer permitted by Section 5.2) Shares or Convertible Securities held by the Transferring Shareholder (the "Third Party Offer"), which the Transferring Shareholder wishes to accept (subject to compliance with Section 6.2 and 6.3), the Transferring Shareholder will give notice (the "Transfer Notice") to the Corporation and to each of the Shareholders (other than any Shareholder that is also a Transferring Shareholder) (the "Other Shareholders") setting forth:

      (a)   the identity of the Third Party Offeror;

      (b) if the Third Party Offeror is a corporation, the names of the principal shareholders, directors and officers of the Third Party Offeror;

      (c)   the number and classes of Shares or Convertible  Securities proposed
            to  be  sold  by  the   Transferring   Shareholder  (the  "Offeror's
            Securities");

      (d)   the price of and terms of payment for the Offeror's Securities; and

      (e) a summary of any other material terms for such sale including the proposed closing date.

The Transfer Notice shall contain an offer to sell the Offeror's Securities to the Other Shareholders at the price and on the terms set forth in the Transfer Notice. The Transfer Notice shall include a full and complete copy of the written offer delivered by the Third Party Offeror. In all circumstances the proposed consideration for any Offeror's Securities must be in cash and/or Marketable Securities. The offer contained in the Transfer Notice shall be irrevocable except with the consent of the Other Shareholders and shall be open for acceptance for a period of 20 Business Days after the date upon which the Transfer Notice was received by the Other Shareholders (the "Acceptance Period").

      All Transfer Notices and Drag-Along Notices given under this Article 6 must be given concurrently to all Other Shareholders and the Corporation.

6.2   Rights of First Refusal

      Upon receipt of a Transfer Notice and subject to all of the provisions of this Section 6.2, the Other Shareholders shall have the following rights and options:

      (a) Each of the Other Shareholders shall have the right to purchase up to its Pro Rata Share of the Offeror's Securities at the price and on the terms and conditions contained in the Transfer Notice.

      (b) Within the Acceptance Period, each of the Other Shareholders may give to the Transferring Shareholder a notice in writing (an "Acceptance Notice") accepting the offer contained in the Transfer Notice and specifying the maximum number of the Offeror's Securities it wishes to acquire (which number may be greater than or less than its Pro Rata Share). Each of the Other Shareholders shall have the right to purchase up to its Pro Rata Share of the Offeror's
            Securities (which for purposes of this Section 6.2 shall be calculated based on holdings on the day immediately prior to the delivery of the Transfer Notice), as nearly as may be determined without division into fractions and, if available, a number of the Offeror's Securities greater than its Pro Rata Share up to a stated maximum. Any Other Shareholder who does not give an Acceptance Notice within the Acceptance Period shall be deemed to have declined to purchase any of the Offeror's Securities. If any Other Shareholder does not give an Acceptance Notice within the Acceptance Period or specifies in its Acceptance Notice a number of Shares less than its Pro Rata Share, the resulting unaccepted Offeror's Securities shall be deemed to have been offered by the Transferring Shareholder to such of the Other Shareholders who specified in their respective Acceptance Notices a desire to acquire a number of the Offeror's Securities greater than their Pro Rata Share, and each such Other Shareholder is, subject to the maximum number of the Offeror's Securities specified in its Acceptance Notice, entitled to acquire its Pro Rata Share (calculated relative to each of the other Shareholders wishing to purchase more than its Pro Rata Share) of the unaccepted Offeror's Securities based upon the number of Shares (calculated on an as-if converted to Common Shares basis) beneficially owned by such Other Shareholders
            (calculated based on holdings on the day immediately prior to the delivery of the Transfer Notice), as between themselves, or in such other proportion as such Other Shareholders may agree in writing. If the Other Shareholders, or any of them, give Acceptance Notices within the Acceptance Period confirming their agreement to purchase all of the Offeror's Securities, the sale of the Offeror's Securities to such Other Shareholders shall be completed within 15 Business Days of the expiry of the Acceptance Period.

      (c) If the Other Shareholders do not give notice of acceptance prior to the expiry of the Acceptance Period which would result in the purchase of all, but not less than all, of the Offeror's Securities, the Transferring Shareholder will, notwithstanding any notices of acceptance of the Offeror's Securities, subject to the provisions of
            Section 6.3, have the right to sell the Offeror's Securities to the Third Party Offeror for a period of 60 Business Days from the expiration of the Acceptance Period for a price not less than that provided for in the Transfer Notice and on terms and conditions not materially more favourable than those set out in the Transfer Notice, provided that such Third Party Offeror first executes and delivers to the Corporation an Assumption Agreement. If such Transfer is not consummated within such 60 Business Day period, the Transferring Shareholder will not Transfer any of the Offeror's Securities without again complying with all of the provisions of
            Section 6.1 and Section 6.2.

      (d) Any Transfer entered into in connection with this Section 6.2 shall not provide a Collateral Benefit to any Shareholder or any Affiliate or Related Party thereof.

      (e) For greater certainty, no rights shall arise under this Article 6 in respect of any purchases by Other Shareholders pursuant to the exercise of rights under this section.

      (f) The provisions of Sections 6.1 and 6.2 shall not apply to the Transfer of any Shares pursuant to the provisions of Section 6.3,
            6.4 or Article 7 and which are exercised in accordance with the terms thereof.

      (g) Each Other Shareholder may assign its right to exercise its right of first refusal under this 6.2, in whole or in part, to any of its Affiliates, or, in the case of EdgeStone or any member of the Matthews Group, to any member or members of the EdgeStone Group or the Matthews Group, as the case may be, provided such member or members (and Controlling Persons) have first entered into an Assumption Agreement.

6.3   Tag-Along Rights

      Upon receipt of a Transfer Notice, any Other Shareholder(s) may elect to participate in the proposed Transfer by delivering written notice to the Corporation and Transferring Shareholder within the Acceptance Period. Each of the Other Shareholders so electing will be entitled to sell in the contemplated Transfer, the same proportion (on an as-if-converted to Common Shares basis) of the Shares and Convertible Securities held by each such Other Shareholder, respectively, as the proportion of the Transferring Shareholder's total holdings which the Transferring Shareholder proposes to sell pursuant to the Transfer Notice (on an as-if-converted to Common Shares basis), on the same terms (other than price) set forth in the Transfer Notice, and at a price determined as follows:

      (a) if the Transferring Shareholder is proposing to sell Common Shares within two (2) years of the date hereof:

            (i) any Common Shares to be sold by an Other Shareholder shall be sold at the same price per share as the Common Shares proposed to be sold by the Transferring Shareholder, as set forth in the Transfer Notice;

            (ii) any Preferred Shares to be sold by an Other Shareholder shall be sold at a price per share calculated as follows:

                  (A) if the sale price per Share of the Common Shares is at least two (2) times the Issue Price, any Preferred Shares shall be sold at the same sale price per Common Share, multiplied by the number of Common Shares into which the Preferred Shares are then convertible;

                  (B) if the sale price per Share of the Common Shares is less than two (2) times the Issue Price, any Preferred Shares shall be sold at the same sale price per Common Share plus the lesser of (i) an amount equal to the Issue Price; and (ii) the difference between the sale price per Share of the Common Shares and two (2) times the Issue Price, such result to be multiplied by the number of Common Shares into which the Preferred Shares are then convertible;

            (iii) any Convertible  Securities to be sold by an Other Shareholder shall be sold at a price per  Convertible  Security  equal to:
                  (A.) the value of the Common Shares underlying such Convertible Securities, where such Common Shares are valued at the same price per share as the Common Shares proposed to be sold by the Transferring Shareholder, as set forth in the Transfer Notice, less (B.) any amount payable by the holder of the Convertible Securities on the exercise or conversion thereof;

      (b) if the Transferring Shareholder is proposing to sell Common Shares on or after two (2) years from the date hereof:

            (i) any Common Shares to be sold by an Other Shareholder shall be sold at the same price per share as the Common Shares proposed to be sold by the Transferring Shareholder, as set forth in the Transfer Notice;

            (ii) any Preferred Shares to be sold by an Other Shareholder shall be sold at a price per share equal to the sum of (A) an amount for each Common Share (other than Additional Common Shares) then issuable on the conversion of the Preferred Shares equal to the same price per share as the Common Shares proposed to be sold by the Transferring Shareholder; and (B) the Issue Price;

            (iii) any Convertible  Securities to be sold by an Other Shareholder shall be sold at a price per  Convertible  Security  equal to:
                  (A.) the value of the Common Shares underlying such Convertible Securities, where such Common Shares are valued at the same price per share as the Common Shares proposed to be sold by the Transferring Shareholder, as set forth in the Transfer Notice, less (B.) any amount payable by the holder of the Convertible Securities on the exercise or conversion thereof;

      (c)   if the  Transferring  Shareholder  is  proposing  to sell  Preferred
            Shares:

            (i) any Common Shares to be sold by an Other Shareholder shall be valued at a price per share equal to X minus Y (subject to appropriate adjustment to reflect changes in the Conversion Value) (the "Notional Common Share Value"), where X is equal to the same price per share as the Preferred Shares proposed to be sold by the Transferring Shareholder, as set forth in the Transfer Notice, and Y is equal to the Issue Price;

            (ii) any Preferred Shares to be sold by an Other Shareholder shall be sold at the same price per share as the Preferred Shares proposed to be sold by the Transferring Shareholder, as set forth in the Transfer Notice; and

            (iii) any Convertible Securities (other than Preferred Shares) to be sold by an Other Shareholder shall be sold at a price per Convertible Security equal to: (A.) the Notional Common Share Value of the Common Shares underlying such Convertible Securities, less (B.) any amount payable by the holder of the Convertible Securities on the exercise or conversion thereof.

      (d) if the Transferring Shareholder is proposing to sell Convertible Securities (other than Preferred Shares), only Shareholders holding the same type of Convertible Securities with identical provisions (other than the number of underlying securities in respect of which the Convertible Securities are exercisable) as the Convertible Securities which are the subject of the Transfer Notice may exercise Tag-Along Rights, and any such Convertible Securities shall be sold at the same price for each of the Convertible Securities (based on a unit basis) proposed to be sold by the Transferring Shareholder, as set forth in the Transfer Notice. The Shareholders shall have no right to exercise Tag-Along Rights pursuant to this Section 6.3 in respect of Common Shares, Preferred Shares or other Convertible Securities which are not identical to the Convertible Securities which are the subject of the Transfer Notice.

      For greater certainty, no rights shall arise under this Section 6.3 as a result of any purchases in accordance with the exercise of rights of first refusal under Section 6.2 nor shall the provisions of Sections 6.1 and 6.3 apply to the Transfer of any Shares to which the provisions of Section 6.4 or Article 7 apply and which are exercised in accordance with the terms thereof.

      Notwithstanding the foregoing:

            (i) if any transaction or series of transactions contemplated by this Section 6.3 would result in a Change of Control Event, the Shareholders shall not complete the proposed transaction unless the aggregate consideration payable by the Third Party Offeror pursuant to this Section 6.3 is allocated in accordance with the Articles of Amendment as if it were a "Change of Control Event" thereunder;

            (ii) if any transaction or series of transactions contemplated by this Section 6.3 would constitute a Partial Sale Event, the Transferring Shareholder shall not complete the proposed transaction unless the Corporation has fulfilled its obligations under the Articles to redeem all Preferred Shares in respect of which a redemption request has been made pursuant to the Articles of Amendment upon the happening of a Partial Sale Event.

      Any purchase and sale  agreement  entered  into in  conjunction  with this
Section 6.3 shall:

      (a) contain only several (not joint and several) representations, warranties and covenants from any holder of Shares with recourse limited to that Shareholder's pro rata portion of the aggregate purchase price to all Shareholders;

      (b) contain a limitation on the liability each Shareholder assumes, with respect to all indemnities, if any, provided to the Offeree, to that Shareholder's pro rata portion of the aggregate purchase price to all Shareholders;

      (c) not require the Shareholders that participate in the transaction pursuant to this Section 6.3 to provide representations or warranties or covenants related to the Corporation but shall require them to provide typical title, ownership and authority to sell representations. Notwithstanding the foregoing, the Shareholders shall be subject to indemnity obligations to the Transferring Shareholder by reason of any breach of representations and warranties relating to the Corporation subject to the limitations set forth in clause (b) above;

      (d) not provide a Collateral Benefit to any Shareholder or any Affiliate or Related Party thereof (other than the right to receive the purchase price calculated in accordance with the provisions above); and

      (e) be conditional upon completion of the purchase by the Third Party Offeror of the Shares held by the Transferring Shareholder which are subject to the Transfer Notice.

      Any Shareholder not giving notice within the Acceptance  Period under this
Section 6.3 shall be deemed to have declined to exercise its tag-along rights under this Section 6.3

      If any of the Other Shareholders exercises its rights hereunder, the purchase and sale of the Shares and Convertible Securities of the Corporation to the Third Party Offeror pursuant to the Transfer Notice shall be completed at the same time as the purchase and sale of the Offeror's Securities and as part of the same closing.

      To the extent that the Other Shareholders do not exercise their rights hereunder, the Transferring Shareholder shall be entitled to sell the Shares specified in the Transfer Notice in accordance with the terms thereof for a period of 60 Business Days after the expiry of the Acceptance Period. If the sale is not completed within such 60 Business Day period, the provisions of
Article 6 shall again apply to any proposed sale of Shares and so on from time to time.

6.4   Drag-Along Rights

      (a) If any Shareholder receives from a third party (the "Third Party") acting as principal and dealing at arm's length with the Transferring Shareholder, a bona fide written offer (the "Third Party Offer") to purchase all (but not less than all) of the Shares (which transaction may include, without limitation, an offer pursuant to a merger, amalgamation, consolidation or similar transaction), and the Third Party Offer is accepted by Shareholders holding at least fifty percent (50%) of the votes attached to the outstanding Shares held by parties to this Agreement (calculated on an as-if-converted to Common Shares basis) (which Shareholders must include EdgeStone unless the Third Party Offer is a Qualifying Offer) (the "Accepting Shareholders"), the Accepting Shareholders shall be entitled to obtain from the Third Party an offer (a "Drag-Along Offer") to purchase all of the Shares of the Corporation held by the Shareholders other than the Accepting Shareholders (the "Forced Shareholders") on the same terms and conditions as contained in the Third Party Offer, subject to the provisions of Section 6.4(b). If the consideration in respect of the Drag-Along Offer includes consideration other than cash or cash equivalents, the Drag-Along Offer shall, if necessary, include a valuation prepared in accordance with Section 6.5. The Drag-Along Offer shall be irrevocable. For the purposes of this Agreement, a "Qualifying Offer" is a Third Party Offer: (i) received before April 22, 2006; and (ii) pursuant to which the holders of the Series A Shares purchased by EdgeStone pursuant to the Subscription Agreement (including any Series A Shares purchased pursuant to the EdgeStone Purchase Option) would be entitled to receive aggregate proceeds, payable in cash, equal to not less than two (2) times the aggregate amount of the Issue Price for each Series A Share held by such Persons.

      (b)   The Drag-Along Offer shall:

            (i) not provide a Collateral Benefit to any Shareholder or any Affiliate or Related Party thereof (other than, to the extent that proceeds are distributed in accordance with the Articles of Amendment, in the case of any holder of Preferred Shares, the right of such holder to receive the Series A Liquidation Preference per Share or the Series B Liquidation Preference per Share, as applicable);

            (ii)  require   each   of   the   Shareholders   to   provide   such
                  representations, warranties and indemnities as are reasonably requested by the Third Party; and

            (iii) provide   that   each   such   Shareholder's   liability   for
                  representations, warranties and indemnities provided to the Third Party shall be limited to such Shareholder's share of the proceeds received from the transaction.

      (c)   The Forced  Shareholders  shall be obliged to accept the  Drag-Along
            Offer (or otherwise take all necessary action to cause the Corporation to consummate the proposed transaction, as applicable) within 3 Business Days of receipt or such other period agreeable to the Accepting Shareholders. The acceptance of the Drag-Along Offer shall be made in writing and a copy of the acceptance (or of the accepted Drag-Along Offer) shall be delivered to the Accepting Shareholders within such 3 Business Day period.

      (d) If any of the Forced Shareholders do not deliver an acceptance of the Drag-Along Offer within the 3 Business Day period referred to above, the Secretary of the Corporation (the "Drag-Along Offer Attorney") shall be entitled to accept the Drag-Along Offer on behalf of such Forced Shareholders and to deliver the acceptance to the Third Party and, for such purpose, each of the Forced Shareholders hereby appoints the Drag-Along Offer Attorney as its attorney, on the terms set forth in Section 11.2, with full power of substitution, in the name of the Forced Shareholder to accept the Drag-Along Offer and to execute and deliver all documents and instruments to give effect to such acceptance and to establish a binding contract of purchase and sale between the Forced Shareholder and the Third Party with respect to all of the Shares and other securities held by the Forced Shareholder and to execute and deliver all deeds, transfers, assignments and assurances necessary to effectively Transfer such Shares to the Third Party. Each of the Shareholders agrees that it will perform the agreement resulting from acceptance of the Drag-Along Offer in accordance with its terms and will ratify and confirm all that the Drag-Along Offer Attorney may do or cause to be done pursuant to the foregoing. Notwithstanding that certificates or instruments evidencing the Shares may not have been delivered by any Forced Shareholder to the Third Party, upon completion of the Third Party's obligations under the Third Party Offer:

            (i) the purchase of Shares from the Forced Shareholder shall be deemed to have been fully completed and the records of the Corporation may be amended accordingly;

            (ii) all right, title, benefit and interest, both at law and in equity, in and to the Shares shall be conclusively deemed to have been transferred and assigned to and become vested in the Third Party; and

            (iii) all  right,  title,   benefit  and  interest  of  such  Forced
                  Shareholder and of any other Person (other than the Third Party) having an interest in such Shares, legal or equitable, in any capacity whatsoever shall cease.

      (e) The purchase and sale of Shares in accordance with the provisions of the Drag-Along Offer shall be completed at the same time as the completion of the purchase and sale of Shares and/or securities between the Accepting Shareholders and the Third Party in accordance with the Third Party Offer and as part of the same closing within 60 Business Days after expiry of the 3 Business Day period referred to in Section 6.4(c).

      (f) If, at any time, the Corporation receives a Third Party Offer to purchase all or substantially all of the assets of the Corporation (a "Drag-Along Asset Sale") which has been approved by the Accepting Shareholders, the Shareholders hereby agree to cast such votes and sign such resolutions and other instruments as may be necessary or desirable to be obtained from them, in their capacity as shareholders of the Corporation, in order to evidence their approval of and to permit such transaction(s) of purchase and sale. For greater certainty, the distribution of proceeds under any such Drag-Along Asset Sale shall be made in accordance with the Articles of Amendment. If any Shareholder does not comply with the requirements set out in this Section 6.4(f) within 3 Business Days of being requested to do so by the Corporation, the Secretary of the Corporation (the "Drag-Along Asset Sale Attorney") shall be entitled to execute and deliver such documentation and cast any such votes on behalf of such Shareholder and, for such purpose, each of the Shareholders hereby appoints the Drag-Along Asset Sale Attorney as its attorney, on the terms set forth in Section 11.2, in the name of the Shareholder, to execute and deliver instruments and cast votes, all as aforesaid. The Drag-Along Asset Sale Attorney shall have the authority, for and on behalf of the Corporation, to receive and distribute the proceeds of the Drag-Along Asset Sale in accordance with the Articles of Amendment, and the Corporation and each of the Shareholders hereby ratify and confirm all that the Drag-Along Asset Sale Attorney may do or cause or done pursuant to the foregoing.

      (g) In the event that a Drag-Along Offer is made in connection with a Third Party Offer and the Shares held by the Accepting Shareholders and the Forced Shareholders constitute less than all of the Shares of the Corporation, the Corporation agrees to take all steps necessary to facilitate the Third Party's compulsory acquisition pursuant to Part XVII of the CBCA of all Shares of the Corporation not already purchased by the Third Party.

6.5   Valuation of Non-Cash Consideration

      Any valuation of non-cash consideration included in a Third Party Offer will be, in the case of: (i) Marketable Securities, calculated based on the weighted average closing price of those securities on the exchange or market on which the securities are primarily traded for the twenty trading days ended at the close of business on the day prior to delivery of the applicable notice, and
(ii) other non-cash consideration, the fair market value thereof as determined in good faith by the Board of Directors, provided, that, if any Shareholder objects to any such determination within ten (10) days of receiving notice thereof, such fair market value will be determined by an independent investment banking or business valuation firm mutually agreeable to the Board of Directors and an Investors Majority (the costs of which shall be borne by the Corporation).

6.6   Zarlink Put Rights

      (a) Subject to Section 6.10, if, on or prior to September 1, 2006 (the "2006 Put Date"), the Corporation has not completed an Initial Public Offering, Zarlink shall have the right, exercisable for a period of ninety (90) days after the 2006 Put Date (the "Zarlink Put Period"), but not the obligation, to send a notice (the "Zarlink Put Notice") to the Corporation requiring the Corporation to purchase all or any portion of the 10,000,000 Common Shares (subject to appropriate adjustment for share dividends, share splits, capital reorganization, combinations and the like) (the "Zarlink Purchased Securities") held on the date of this Agreement by Zarlink, upon and subject to the terms and conditions set out in this Section 6.6.

      (b) The purchase price for the Zarlink Purchased Securities shall be $2.85 per Common Share (subject to appropriate adjustment for share dividends, share splits, capital reorganization, combinations and the like) payable in full in cash or by certified cheque without withholding, deduction or set-off in any manner whatsoever (other than any withholding required or expressly permitted by applicable tax law).

      (c) Subject to Section 6.10, the transaction of purchase and sale in respect of the Zarlink Purchased Securities shall take place as soon as reasonably practicable but in no event later than ninety (90) days after the delivery of the Zarlink Put Notice.

      (d) If Zarlink fails to deliver a Zarlink Put Notice within the Zarlink Put Period, its rights pursuant to this Section 6.6 shall terminate and be of no further force or effect.

6.7   PTIC Put Right

      (a) Subject to Section 6.10, if, on or prior to the 2006 Put Date, the Corporation has not completed an Initial Public Offering, PTIC shall have the right, exercisable for a period of ninety (90) days after the 2006 Put Date (the "PTIC Put Period"), but not the obligation, to send a notice (the "PTIC Put Notice") to the Corporation requiring the Corporation to purchase all or any portion of the 16,000,000 Series

            B Shares (subject to appropriate adjustment for share dividends, share splits, capital reorganizations, combinations or the like) held on the date of this Agreement by PTIC, or the Common Shares issued on the conversion thereof (the "PTIC Purchased Securities"), upon and subject to the terms and conditions set out in this Section 6.7.

      (b) The purchase price for each of the PTIC Purchased Securities shall be:

            (i) for each Series B Share comprised in the PTIC Purchased Securities, $1.00 (subject to appropriate adjustment for share dividends, share splits, capital reorganizations, combinations and the like);

            (ii) for each Common Share comprised in the PTIC Purchased Securities that has been issued on the conversion of a Series B Share, a price per Common Share equal to $1.00 divided by the number of Common Shares issued upon the conversion of such Series B Share (all subject to appropriate adjustment for share dividends, share splits, capital reorganizations, combinations and the like); and

            (iii) an amount equal to interest on the  aggregate  amount  payable pursuant to clause (i) and (ii) above accrued at a rate of 7% per annum commencing on August 31, 2001 until the date of delivery to the Corporation of the PTIC Put Notice and compounded semi-annually.

            In no event shall the aggregate amount payable to PTIC pursuant to clause (i) and (ii) above for all of the Shares issued or issuable to PTIC on the date hereof exceed $16,000,000. The purchase price for the PTIC Purchased Securities shall be payable in full in cash or by certified cheque without withholding, deduction or set-off in any manner whatsoever (other than any withholding required or expressly permitted by applicable tax law).

      (c) Subject to Section 6.10, the transaction of purchase and sale in respect of the PTIC Purchased Securities shall take place as soon as reasonably practicable but in no event later than ninety (90) days after the delivery of the PTIC Put Notice.

      (d) If PTIC fails to deliver a PTIC Put Notice within the PTIC Put Period, its rights pursuant to this Section 6.7 shall terminate and be of no further force or effect.

6.8   EdgeStone Preferential Put Right

      (a) Upon the occurrence of an EdgeStone Put Event, EdgeStone shall have the right, but not the obligation, exercisable at any time and from time to time after the EdgeStone Put Event but in no event later than ninety (90) days after the earlier of (i) the delivery of the PTIC Put Notice; and (ii) the delivery of the Zarlink Put Notice by sending a notice to the Corporation (the "EdgeStone Preferential Put Notice"), to require the Corporation to purchase all but not less than all of the Series A Shares then held by EdgeStone or any other Person referred to in Section

            5.10 (the "EdgeStone Preferential Purchased Securities"), upon and subject to the terms and conditions set out in this Section 6.8.

      (b) The purchase price for the EdgeStone Preferential Purchased Securities shall be the sum of: (a.) $1.00 per share (subject to appropriate adjustment for share dividends, share splits, capital reorganizations, combinations and the like) plus an amount equal to the amount of any dividends declared but unpaid on such shares, which aggregate amount shall be payable in cash or by certified cheque; plus (b.) the issuance of that number of fully-paid and non-assessable Common Shares equal to the number of Common Shares (other than Additional Common Shares) then issuable on the conversion of the EdgeStone Preferential Purchased Securities. The purchase price shall be paid in full without withholding, deduction or set-off in any manner whatsoever (other than any withholding required or expressly permitted by applicable tax law).

      (c) The transaction of purchase and sale in respect of the EdgeStone Preferential Purchased Securities shall take place as soon as reasonably practicable but in any event no event later than ninety
            (90) days after the date of delivery to the Corporation of the EdgeStone Preferential Put Notice (the "Preferential Put Outside Date"). To the extent that any cash portion of the purchase price is not fully paid on or before the Preferential Put Outside Date, the Corporation shall pay interest on such portion of the unpaid purchase price from the Preferential Put Outside Date to the date of payment in full of the purchase price at a rate equal to the Prime Rate in effect on the Preferential Put Outside Date, calculated but not compounded daily.

      (d) Notwithstanding any other term or provision of this Section 6.8, the put rights under this Section 6.8 shall only apply with respect to:
            (i) Series A Shares issued on the Closing; (ii) Series A Shares issued pursuant to the EdgeStone Purchase Option; and (iii) any Series A Shares issued as result of any share dividends, share splits, capital reorganizations, combinations or the like affecting the shares referred to in clause (i) or (ii) above.

6.9   EdgeStone Common Put Rights

      (a) Following the purchase of the EdgeStone Preferential Purchased Securities contemplated by Section 6.8 hereof, then at any time after the first to occur of a Partial Sale Event or the Redemption Trigger Date, EdgeStone shall have the right, but not the obligation, exercisable at any time and from time to time within ninety (90) days after EdgeStone receives notice in writing of the happening of such event by sending a notice to the Corporation (the "EdgeStone Common Put Notice"), to require the Corporation to purchase all or any portion of the Common Shares or Convertible Securities then held by EdgeStone or any other Person referred to in
            Section 5.10 (the "EdgeStone Common Purchased Securities"), upon and subject to the terms and conditions set out in this Section 6.9. With respect to each exercise of its rights in this Section 6.9, the date on which EdgeStone delivers an EdgeStone Common Put Notice to the Corporation in
            connection with such exercise is referred to herein as the "EdgeStone Valuation Date".

      (b) The purchase price for the EdgeStone Common Purchased Securities shall be:

            (i)   for each Common  Share,  the Fair Market  Value of such Common
                  Share  on  the  applicable   EdgeStone   Valuation   Date,  as
                  determined in accordance with Appendix 3; and

            (ii) for each Convertible Security, (A.) the Fair Market Value of the Common Shares underlying such Convertible Securities on the EdgeStone Valuation Date, as determined in accordance with Appendix 3, less (B.) any amount payable by the holder on the exercise or conversion of such Convertible Securities.

            The purchase price shall be paid in full in cash or by certified cheque without withholding, deduction or set-off in any manner whatsoever (other than any withholding required or expressly permitted by applicable tax law).

      (c) The transaction of purchase and sale in respect of the EdgeStone Common Purchased Securities shall take place as soon as reasonably practicable but in no event later than ninety (90) days after the applicable EdgeStone Valuation Date (the "Common Put Outside Date"). To the extent that any cash portion of the purchase price is not fully paid on or before the Common Put Outside Date, the Corporation shall pay interest on such portion of the unpaid purchase price from the Common Put Outside Date to the date of payment in full of the purchase price at a rate equal to the Prime Rate in effect on the Common Put Outside Date, calculated daily but not compounded.

      (d) EdgeStone's exercise of the put rights pursuant to this Section 6.9, or its failure to deliver an EdgeStone Common Put Notice in any instance, does not limit any subsequent exercise of, or otherwise derogate from, EdgeStone's put rights pursuant this Section 6.9.

      (e) Notwithstanding any other term or provision of this Section 6.9, the put rights under this Section 6.9 shall only apply with respect to:
            (i) Common Shares issued on the conversion of the Series A Shares issued on the Closing; (ii) Common Shares issued on the conversion of the Series A Shares issued pursuant to the EdgeStone Purchase Option; (iii) the EdgeStone Warrants and any Common Shares issued on the exercise thereof; and (iv) any Common Shares issued as result of any share dividends, share splits, capital reorganization, combinations or the like affecting the shares referred to in clause
            (i), (ii) or (iii) above.

6.10  Priorities as between Zarlink, PTIC and EdgeStone

      Any Put Notice delivered to the Corporation by Zarlink, PTIC or EdgeStone (the "Putting Shareholders") shall be delivered concurrently to each of the other Putting Shareholder(s) who, at the applicable time, has an exercisable put right pursuant to Section 6.6,

6.7 or 6.8 of this Agreement (the "Other Putting Shareholders"). The twenty (20) Business Day period commencing on the date the first Putting Shareholder delivers its Put Notice (the "First Put Notice") to the Other Putting Shareholders is referred to herein as the "Standstill Period". The following priorities shall apply to the repurchase of securities, and payment by the Corporation of any amounts in respect thereof, pursuant to the First Put Notice and any Put Notice delivered during the Standstill Period:

      (a) in priority to any repurchase by the Corporation of the Zarlink Purchased Securities or the PTIC Purchased Securities, or any payment to Zarlink pursuant to Section 6.6 or PTIC pursuant to
            Section 6.7 in respect thereof in the event that EdgeStone has delivered the EdgeStone Preferential Put Notice: (i) the Corporation shall repurchase all of the EdgeStone Preferential Purchased Securities, and pay the purchase price therefor to the holders thereof, all in accordance with the provisions of Section 6.8; and
            (ii) the Corporation shall pay any and all taxes properly payable by the Corporation in respect of the repurchase of such EdgeStone Preferential Purchased Securities; and

      (b) as soon as reasonably practicable after payment of the amounts required to paid pursuant to clause (a) above (but in any event no later than thirty (30) days after the payment of such amounts): (i) the Zarlink Purchased Securities (in the event that Zarlink has delivered the Zarlink Put Notice) and the PTIC Purchased Securities (in the event that PTIC has delivered the PTIC Put Notice) shall be repurchased, and the purchase price thereof shall be paid, pro rata on a pari passu basis as between Zarlink and PTIC in accordance with the provisions of Section 6.6 and 6.7, respectively; and (ii) the Corporation shall pay any and all taxes properly payable by the Corporation in respect of the repurchase of the Zarlink Purchased Securities and/or the PTIC Purchased Securities.

      After expiry of the Standstill Period, any Shares put to the Corporation pursuant to Section 6.6, 6.7 or 6.8 shall be purchased by the Corporation in the order in which the Put Notices in respect thereof are delivered to the Corporation.

6.11  Incorporation of Newco

      In the event that the put rights contemplated by Section 6.6, Section 6.7,
Section 6.8 or Section 6.9 are exercised by one or more of Zarlink, PTIC and EdgeStone, respectively, the Corporation shall have the right to satisfy its obligations to pay the purchase price under such put rights by arranging for a third party ("Newco"), which may be a sister corporation of the Corporation, to pay the purchase price for the Zarlink Purchased Securities, the PTIC Purchased Securities or the EdgeStone Preferential Purchased Securities, as the case may be. Upon payment by Newco of the purchase price for the Zarlink Purchased Securities, the PTIC Purchased Securities or the EdgeStone Preferential Purchased Securities, as the case may be, the Corporation shall have no further obligations to Zarlink under Section 6.6, to PTIC under Section 6.7 or to EdgeStone under Section 6.8, as the case may be.

      In addition, the Corporation and Shareholders agree to negotiate in good faith to consider alternative structures to satisfy the put rights in a tax efficient manner.

6.12  Covenants to Facilitate Put/Redemption

      Within 10 days of receipt of an EdgeStone Preferential Put Notice, an EdgeStone Common Put Notice or a redemption request under the Articles of Amendment, the Corporation shall notify EdgeStone as to whether or not (i) it requires external financing or lender or other third party consent to complete the purchase or redemption of the EdgeStone Preferential Purchased Securities, the EdgeStone Common Purchased Securities or the Shares in respect of which a redemption request was sent pursuant to the Articles of Amendment, as applicable and if it anticipates applicable statutory solvency or liquidity provisions may restrict the Corporation's ability to implement the purchase or redemption, as applicable, or (ii) the applicable purchase or redemption price will be fully satisfied from the Corporation's existing cash or other resources without the need for any third party consent and without triggering any applicable statutory solvency restriction. If the Corporation notifies EdgeStone such external financing or third party consent is required or it anticipates applicable statutory solvency or liquidity provisions may restrict the Corporation's ability to implement the purchase or redemption, as applicable (a "Notice of Required Financing/Consent"), the Corporation shall:

      (a) in good faith use its reasonable efforts to diligently obtain such financing and/or consents on a timely basis;

      (b) use reasonable efforts to take such actions as may be necessary to ensure no statutory solvency restrictions will apply to restrict the purchase or redemption;

      (c) if appropriate, retain an investment bankers or others to assist with any required financing; and

      (d) provided that EdgeStone is then a Shareholder, keep EdgeStone and all other parties regularly informed on its progress in obtaining such financing and/or third party consent including meeting with representatives of EdgeStone or the other Parties to this Agreement if requested to do so.

                                   ARTICLE 7
                                   EXIT RIGHT

7.1   Exit Right

      (a)   In the event that:

            (i) EdgeStone has exercised its rights under Section 6.9 and, giving effect to such exercise, EdgeStone would cease to hold any Shares or Convertible Securities (other than EdgeStone Warrants), if the Corporation has not paid to EdgeStone in full the purchase price for the EdgeStone Common Purchased Securities as contemplated in Section 6.9 within: (x) 90 days following the EdgeStone Valuation Date; or (y) if the Corporation has given a Notice of Required Financing/Consent, 150 days following the EdgeStone Valuation Date; or

            (ii) on the occurrence of an event triggering a redemption right under the Articles of Amendment, EdgeStone elects to require the Corporation to redeem all of its Series A Shares, if the Corporation has not paid to EdgeStone the amounts required to be paid upon such event as set out in the Articles of Amendment within: (x) 90 days, or (y) if the Corporation has given a Notice of Required Financing/Consent, 150 days following after receipt by the Corporation of the request for redemption, then, provided that the Redemption Trigger Date has passed and provided that EdgeStone has not ceased to be a Shareholder, EdgeStone shall be entitled, at any time thereafter and in its sole discretion, to give written notice (an "Exit Notice") to the Corporation and each of the Shareholders stating that EdgeStone wishes to cause a Sale Transaction to occur.

      (b) Upon delivery of an Exit Notice by EdgeStone to the Corporation and the Shareholders:

            (i) the Corporation and Shareholders will cooperate as necessary or reasonably desirable on a timely basis to seek bona fide offers from third parties on such terms as EdgeStone may specify for the completion of the Sale Transaction;

            (ii) EdgeStone shall have the full power and authority to effect a Sale Transaction including seeking the advice of, canvassing and/or retaining (at the expense of the Corporation) one or more investment dealers in connection with providing advice generally as to how best to achieve a Sale Transaction; and

            (iii) EdgeStone  shall also have the power and  authority to solicit offers for a Sale Transaction which it determines in its sole discretion to be acceptable.

      (c) Upon receipt by the Corporation or EdgeStone of any offer in respect of a Sale Transaction acceptable to EdgeStone from a Person at arm's length to EdgeStone (an "Offer"), the Corporation will provide a copy of the Offer to EdgeStone and the other Shareholders, or, if the Offer is received by EdgeStone, EdgeStone shall provide a copy to the Corporation and the other Shareholders. If the Offer is delivered to the Corporation, EdgeStone shall have a period of 30 days from receipt of the Offer to indicate whether or not it approves of the Offer by providing written notice to the Corporation and the other Shareholders.

      (d) If EdgeStone approves an Offer, the Corporation and each of the Shareholders agree to take all actions necessary to effect the sale of the Corporation pursuant to the Offer and to immediately cause the liquidation and distribution of any resulting proceeds to the Shareholders in accordance with its articles and by-laws or pursuant to the Offer, including giving effect to the value of the liquidation preference contained in the share conditions relating to the Series A Shares and Series B Shares, and all applicable laws.

      (e) Each Shareholder other than EdgeStone hereby constitutes and appoints EdgeStone, on the terms set forth in Section 11.2, with full power of substitution, as the attorney for such Shareholder and in such Shareholder's name, place and stead and for such Shareholder's use and benefit, to sign, execute, certify, acknowledge, swear to, file, deliver and record any and all agreements, certificates, instruments and other documents which EdgeStone may deem necessary, desirable, or appropriate for the purposes of effecting the rights conferred by this Article 7 other than those relating to tax as the same may be amended, modified or supplemented from time to time provided that the representations, warranties and indemnities given by such Shareholder shall be limited to typical title, ownership and authority to sell representations.

      (f) Each of the Shareholders hereby waives any and all claims such Shareholder may have against any of the other Shareholders (and any of their Affiliates and their respective partners, members, directors, officers, employees, representatives or agents), or against any member of the Board of Directors of the Corporation, that such Shareholder or director of the Corporation has acted improperly or breached any duty owed to such Shareholder, to any other Shareholder of the Corporation, or to the Corporation or otherwise, by virtue of (A) such other Shareholder voting its Shares to approve any transaction contemplated by this Article 7 or to elect a Board of Directors of the Corporation reasonably believed by such other Shareholder to be in favour of such transaction or (B) such director voting to approve or otherwise consenting to such transaction.

      (g) As used in this Article 7, a "Sale Transaction" shall mean: (i) a merger, amalgamation, consolidation or other business combination or refinancing of the Corporation or any Subsidiary; (ii) a sale or other disposition of all, or substantially all of the capital stock of the Corporation or any Subsidiary; (iii) a sale, lease, exchange, Transfer or other disposition (including, without limitation, by merger, consolidation or otherwise) of all or substantially all of the assets of the Corporation or any Subsidiary; (iv) a public offering under applicable securities legislation (whether or not an Initial Public Offering); (vi) a share buy-back or a recapitalization of the Corporation; or (v) any other transaction that EdgeStone deems advisable in order to maximize shareholder value; provided that, in no event, shall a Collateral Benefit be obtained by holders of Series A Shares.

The provisions of this Article 7 will continue to apply until an Offer is approved by EdgeStone and a transaction in respect thereof is completed or the amount due to EdgeStone is paid.

7.2   Corporation and Other Shareholders to Facilitate Exit

      The Corporation shall facilitate any Sale Transaction pursuant hereto on a timely basis, including, subject to the provisions of Section 10.1, promptly setting up and maintaining a comprehensive data room, providing access to such employees, customers and suppliers as any potential purchaser, underwriter or agent may reasonably request, preparing and amending comprehensive and appropriate disclosure documents on a timely basis, providing any necessary consents and approvals, executing and delivering a purchase and sale agreement, transition services agreement and other documentation required by the purchaser on a commercially reasonable basis, including typical representations, warranties and covenants in the context of the Offer. The Shareholders shall act to facilitate any Sale Transaction pursuant hereto on a timely basis, including by providing any necessary consents or approvals, executing and delivering a purchase and sale agreement and other documentation required by the intended purchaser on a commercially reasonable basis, including, subject to Section 7.1(e), typical representations, warranties and covenants in the context of the Offer, and voting all Shares held, or which that party is entitled to vote, in favour of the Offer.

                                   ARTICLE 8
                               CLOSING PROCEDURES

      If a purchase and sale of any Shares and/or securities of the Corporation is made pursuant to this Agreement, the following shall apply:

8.1   Payment of Purchase Price and Delivery of Certificates

      Payments on account of the purchase price shall be made by negotiable cheque, certified by a Canadian chartered bank or trust company or by wire transfer of funds to an account of a Canadian chartered bank or by official bank draft drawn on a Canadian chartered bank against receipt by the purchaser of the share certificate or certificates representing the Shares or securities being purchased, duly endorsed for transfer in blank.

8.2   Title

      The acceptance by the vendor of payment (including an agreement to pay) for the Shares and/or securities being purchased and sold shall constitute a representation and warranty by the vendor that the vendor has good and marketable title to the Shares and/or securities, free and clear of any Lien except as contemplated in this Agreement. In addition, the vendor shall deliver to the purchaser all documents, instruments and do all acts and things as the purchaser may reasonably request, whether before or after completion of the transaction, to vest title in the purchaser.

8.3   Failure to Complete Sale

      If, at the time of closing, the vendor does not complete the sale for any reason, other than due to the breach of the purchasing party, the purchaser shall have the right to deposit (including by post-dated cheque) the purchase price for the Shares to be purchased and sold for the account of the vendor in an account with the bankers of the Corporation and that deposit shall constitute valid and effective payment of the purchase price to the vendor. Thereafter, the purchaser shall have the right to execute and deliver any deeds, stock transfers, assignments, releases and other documents as may, in the reasonable opinion of the purchaser, be necessary or desirable to complete the transaction. If payment of the purchase price is so deposited, then from and after the date of deposit, notwithstanding that certificates or instruments evidencing the Shares and/or securities may not have been delivered to the purchaser:

      (a) the purchase shall be deemed to have been fully completed and the records of the Corporation may be amended accordingly;

      (b) all right, title, benefit and interest, both at law and in equity, in and to the subject Shares and/or securities shall be conclusively deemed to have been transferred and assigned to and become vested in the purchaser; and

      (c) all right, title, benefit and interest of the vendor and of any other Person (other than the purchaser) having any interest in the subject Shares and/or securities, legal or equitable, in any capacity whatsoever, shall cease.

8.4   Purchaser Appointed as Attorney

      Each Shareholder hereby appoints, on the terms set forth in Section 11.2, in case the Shareholder is a vendor of Shares and/or securities under this Agreement who fails to do anything duly required in connection with a sale by that vendor, each other Shareholder who may from time to time be a purchaser of any such Shares and/or securities, as the vendor's attorney, with full power of substitution, in the name of the vendor but on behalf of and at the expense of the purchaser, to execute and deliver all deeds, transfers, assignments and assurances necessary to effectively Transfer the interest being sold to the purchaser or its nominees.

8.5   Taxes

      At the time of the sale, the vendor shall provide to the purchaser either:

      (a) a statutory declaration that the vendor is not a non-resident of Canada for purposes of the Income Tax Act (Canada); or

      (b) a certificate from Canada Revenue Agency under Section 116 of that Act with a certificate limit at least equal to the proceeds payable to such vendor,

provided that if the vendor delivers no declaration or certificate, the purchaser shall be entitled to deduct from the purchase price payable to the vendor an amount equal to the amount of tax for which the purchaser may be liable under the Income Tax Act (Canada) (or any applicable comparable legislation).

8.6   Deliveries on Closing

      If, after completion of the transaction of purchase and sale, the vendor will not own any Shares or other securities of the Corporation, the vendor shall deliver or cause its nominees to deliver, at the time of completion of the sale, a written resignation from all positions on the Board of Directors and from any offices and employment with the Corporation, as reasonably requested by the Corporation.

8.7   Governmental Approvals

      If any Governmental Approval is required in respect of a purchase of Shares and/or securities of the Corporation by a Third Party (a "purchaser") under any provision of this Agreement, then, notwithstanding anything contained in this Agreement, the time period specified in this Agreement for the closing of such transaction shall be extended for an additional 30 Business Days to permit the purchaser to obtain the necessary Governmental Approval. Any such application for Governmental Approval shall be the sole responsibility of the purchaser who shall also be responsible for all costs and expenses incurred in connection therewith. The Other Shareholders and the Corporation shall use reasonable efforts to cooperate with the purchaser in any application for Governmental Approval and EdgeStone shall be provided with the opportunity to provide input into and shall be consulted in respect of any submission made in respect of any such Governmental Approval.

                                   ARTICLE 9
                               SHARE CERTIFICATES

9.1   Restrictive Legends

      In addition to any other legend otherwise prescribed by law or contract, for so long as this Agreement remains in effect, the certificates representing any shares of capital stock or other securities of the Corporation held by any Shareholder will bear restrictive legends in substantially the following form:

            "The securities represented by this share certificate are subject to certain restrictions with respect to the voting and the transfer of such securities set forth in a Shareholders' Agreement dated as of April 23, 2004 by and among the issuer of such securities and the registered holder of this share certificate (or such holder's predecessor-in-interest) and certain others. A copy of such Shareholders' Agreement is on file and may be inspected by the registered holder of this certificate at the registered office of the issuer."

                                   ARTICLE 10
                            CONFIDENTIALITY COVENANTS

10.1  Confidentiality

      (a) No Party will, at any time or under any circumstances, without the consent of the Board of Directors, directly or indirectly communicate or disclose to any Person (other than the other Parties and employees, agents, advisors and representatives of such Person or Parties) or make use of (except in connection with its interest in the Corporation) any confidential knowledge or information howsoever acquired by such Party relating to or concerning the customers, products, technology, trade secrets, systems or operations, or other confidential information regarding the property, business and affairs, of the Corporation, except:

            (i) information that is or becomes generally available to the public (other than by disclosure by such Party or its employees, agents, advisors or representatives contrary to this Section);

            (ii)  information  that is reasonably  required to be disclosed by a
                  Party  to  protect  its  interests  in  connection   with  any
                  valuation or legal proceeding under this Agreement;

            (iii) information  that is required to be disclosed by law or by the applicable regulations or policies of any regulatory agency of competent jurisdiction or any stock exchange; or

            (iv) by a Shareholder, in connection with a proposed Transfer of its Shares and/or Convertible Securities in the Corporation, but only if such Shareholder obtains a prior written covenant of confidentiality in form acceptable to the Corporation, acting reasonably, from the Person to whom it proposes to disclose such information.

      (b) Notwithstanding Section 10.1(a), EdgeStone and any member of the EdgeStone Group may:

            (i) disclose confidential information to members of the EdgeStone Group provided such members have agreed to be subject to certain confidentiality provisions as contemplated in the constating documents of EdgeStone Capital Equity Fund II-A, L.P.;

            (ii) disclose confidential information to EdgeStone's advisory committee or investment committee;

            (iii) report   confidential    information   regarding   EdgeStone's
                  investment in the Corporation, regarding the Corporation's financial statements, other financial information regarding the Corporation that the Corporation has provided to non-shareholder parties, that EdgeStone is otherwise required to report to members of the EdgeStone Group in connection with its investment in the Corporation and as otherwise agreed between the Corporation and EdgeStone (save and except where such use or disclosure would have a Material Adverse Effect on the Business of the Corporation);

            (iv) in connection with its right to sell Shares in accordance with the provisions of this Agreement or otherwise effect a transaction as contemplated in Article 7, to disclose confidential information to the potential purchaser in respect of such proposed sale or transaction, provided the potential purchaser agrees to be bound by the confidentiality obligations set out in this Section 10.1, as well as a covenant of the potential purchaser not to use or allow the use for any purpose of the confidential information or notes, summaries or other material derived from the review of the confidential information, except to determine whether to purchase Shares from EdgeStone or otherwise acquire the Corporation; and

            (v) any nominee of EdgeStone on the Board of Directors or any Observer may discuss the Business of the Corporation and any Subsidiary, including confidential information, with the investment committee, officers, directors, partners, employees and advisors of EdgeStone and its Affiliates.

      (c) Each of the Parties acknowledges that disclosure of any confidential information regarding the Corporation in contravention of this Section may cause significant harm to the Corporation and the Subsidiaries and that remedies at law may be inadequate to protect against a breach of this Section. Accordingly, each of the Parties acknowledges that the Corporation is entitled, in addition to any other relief available to it, to the granting of injunctive relief without proof of actual damages or the requirement to establish the inadequacy of any of the other remedies available to it. Each of the Parties covenants not to assert any defence in proceedings regarding the granting of an injunction or specific performance based on the availability to the Corporation of any other remedy.

10.2  Acknowledgement

      The covenants contained in Section 10.1 are given by the Shareholders (each, a "Covenantor") acknowledging that each of them has specific knowledge of the affairs of the Corporation and the Subsidiaries and that the other Shareholders would not have entered into or permitted the Corporation to enter into the transactions contemplated in this Agreement or in the Other Agreements without the Covenantors having provided such covenants.

10.3  Reasonable Obligations not Exhaustive

      Each  Shareholder  acknowledges  that the  obligations  contained  in this
Article 10 are not in substitution for any obligations which the Shareholder may now or hereafter owe to the Corporation, any of the Subsidiaries or any other Shareholder and which exists apart from this Article and do not replace any rights of the Corporation, any of the Subsidiaries or any Shareholder with respect to any such obligation.

      Each of the Shareholders hereby agrees that, without in any way derogating from any other covenants provided by him, all the restrictions in this Article 10 are reasonable and valid and all defences to the strict enforcement thereof by the Corporation and/or the other Shareholders are hereby waived.

10.4  Survival

      Notwithstanding any other term or provision hereof (including, without limitation, Section 11.3), the provisions of this Article 10 shall survive the termination of this Agreement.

                                   ARTICLE 11
                                     GENERAL

11.1  All Securities Subject to Agreement

      Each of the Shareholders agrees that it shall be bound by the terms of this Agreement with respect to all Shares and securities in the capital of the Corporation held by it from time to time.

11.2  Terms of Power of Attorney

      If any Shareholder is deemed to appoint an attorney pursuant to Section 6.4(d), 6.4(f), 7.1(e) or 8.4 of this Agreement, such appointment, being coupled with an interest, is irrevocable by the Shareholder and shall not be revoked by the insolvency or bankruptcy of the Shareholder. Any such Shareholder hereby authorizes its attorney appointed pursuant to Section 6.4(d), 6.4(f),

7.1(e) or 8.4 to take any action  necessary  or  advisable  in  connection  with
Section 6.4(d), 6.4(f), 7.1(e) or 8.4, respectively, hereby giving such attorney full power and authority to do and perform each and every act or thing whatsoever required or advisable to be done in connection with the foregoing as fully as such Shareholder might or could do so personally, and hereby ratifying and confirming all that such attorney shall lawfully do or cause to be done by virtue thereof. Any such power of attorney is not intended to be a continuing power of attorney within the meaning of and governed by the Substitute Decisions Act (Ontario), or any similar power of attorney under equivalent legislation in any of the provinces or territories of Canada (a "CPOA"). The execution of this Agreement shall not terminate any CPOA granted by a Shareholder previously and any such power of attorney shall not be terminated by the execution by a Shareholder in the future of a CPOA, and each Shareholder hereby agrees not to take any action that results in the termination of any such power of attorney.

11.3  Term

      Except as otherwise expressly provided in this Agreement, this Agreement shall come into force and effect as of the date of this Agreement and shall continue in force in accordance with the terms hereof. Subject to Section 11.4, this Agreement shall terminate upon: (i) the completion of an Initial Public Offering; or (ii) the written agreement of all of the Parties hereto; provided that, except as contemplated by Section 5.10, the rights of a Shareholder under this Agreement shall cease earlier on that date as of which such Shareholder ceases to own any Shares or securities in the capital of the Corporation.

11.4  Termination Not to Effect Rights or Obligations

      A termination of this Agreement or any provision of this Agreement shall not affect or prejudice any rights or obligations which have accrued or arisen under this Agreement prior to the time of termination, and such rights and obligations shall survive the termination of this Agreement.

11.5  Time of the Essence

      Time shall be of the essence of this Agreement and of every part hereof, and no extension or variation of this Agreement shall operate as a waiver of this provision.

11.6  Further Assurances

      Each of the Shareholders covenants and agrees to vote (or cause to be voted) its Shares in the capital of the Corporation, and to take all other necessary or desirable action within its control and to the extent permitted by law so as to give full effect to the provisions of this Agreement; provided that no Shareholder shall be obligated to waive any of its rights hereunder or in respect of its Shares or agree to any reduction in the stated capital of its Shares.

11.7  Arbitration

      Subject to Section 11.13, all disputes arising out of or in connection with this Agreement, or in respect of any legal relationship associated with or derived from this Agreement, shall be arbitrated and finally resolved pursuant to the Arbitration Act, 1991 (Ontario). Such arbitration shall be conducted by a single arbitrator. The arbitrator shall be appointed by agreement between the parties or, failing agreement, such arbitrator shall be appointed in accordance with Section 10 of the Arbitration Act, 1991 (Ontario). The place of arbitration shall be the City of Ottawa in the Province of Ontario unless the dispute involves EdgeStone, in which circumstance it may elect as part of the process of selecting the arbitrator that the place of arbitration shall be the City of Toronto in the Province of Ontario. The language of the arbitration shall be English. Any notice or other document, including a notice commencing arbitration, may be served by sending it to the addressee by facsimile in accordance with Section 11.8 hereof. The decision arrived at by the arbitrator, howsoever constituted, shall be final and binding and no appeal shall lie therefrom.

11.8  Notices

      All notices, requests, payments, instructions or other documents to be given hereunder will be in writing or by written telecommunication, and will be deemed to have been duly given if (i) delivered personally (effective upon delivery), (ii) mailed by certified mail, return receipt requested, postage prepaid (effective five Business Days after dispatch), (iii) sent by a reputable, established courier service that guarantees next Business Day delivery (effective the next Business Day), or sent by air mail or by commercial express overseas air courier, with receipt acknowledged in writing by the recipient (effective upon the date of such acknowledgement), or (iv) sent by telecopier followed within 24 hours by confirmation by one of the foregoing methods (effective upon receipt of the telecopy in complete, readable form), addressed as follows (or to such other address as the recipient party may have furnished to the sending party for the purpose pursuant to this Section 11.8):

            if to the Corporation to:

                  Mitel Networks Corporation
                  350 Legget Drive
                  Ottawa, ON
                  K2K 2W7

                  Attention: Chief Executive Officer
                  Fax: (613) 592-7838

                  With a copy to:

                  Mitel Networks Corporation
                  350 Legget Drive
                  Ottawa, ON
                  K2K 2W7

                  Attention: Chief Financial Officer, and VP Finance
                  Fax: (613) 592-7838

                  And with a copy to:

                  Mitel Networks Corporation
                  350 Legget Drive
                  Ottawa, ON
                  K2K 2W7

                  Attention: Corporate Legal Counsel
                  Fax: (613) 592-7813

                  And with a copy to:

                  Osler, Hoskin & Harcourt LLP
                  Suite 1500
                  50 O'Connor Street
                  Ottawa, ON
                  K1P 6L2

                  Attention: J. Craig Wright
                  Fax: (613) 235-2867

            if to EdgeStone:

                  EdgeStone Capital Equity Fund II Nominee, Inc.
                  130 King Street West
                  Suite 600
                  Toronto, Ontario
                  M5X 1A6

                  Attention: Guthrie Stewart and Sandra Cowan
                  Fax: (416) 860-9838
                  Fax: (416) 860-9838

            if to Zarlink:

                  Zarlink Semiconductor Inc.
                  350 Legget Drive
                  P.O. Box 13089
                  Kanata, Ontario K2K 2W7

                  Attention: Mr. Don McIntyre
                  Fax: (613) 271-7223
            if to Systems, Knowledge, WCC or Matthews:

                  c/o Wesley Clover International Corporation
                  555 Leggett Drive
                  Tower B, Suite 534
                  Ottawa, Ontario  K2K 2X3

                  Attn: Dr. T.H. Matthews and Jose Medeiros
                  Fax: (613) 271-9810

            if to PTIC:

                  Power Technology Investment Corporation
                  751, Square Victoria
                  Montreal, Quebec H2Y 2J3

                  Attn: Mr. Peter Kruyt
                  Fax: (514) 286-7464

11.9  Waivers, Amendments

      Except as otherwise expressly provided in this Agreement, (i) no amendment or waiver of this Agreement shall be binding unless executed in writing by the Party to be bound thereby, and (ii) no waiver of any provision of this Agreement shall constitute or be deemed to constitute a waiver of any other provision nor shall any such waiver constitute a continuing waiver; provided, however, that any amendment or waiver of this Agreement or any provision thereof shall be binding on all Parties, and each Party shall sign an instrument evidencing same, if such amendment or waiver has been consented to in writing (whether signed in one or more counterparts) by the Corporation and holders of not less than sixty-six and two-thirds percent (66 2/3%) of the outstanding Shares which are subject to this Agreement (on an as-if converted to Common Shares basis), which holders must:

      (a)   in all circumstances include EdgeStone;

      (b) in the event of an amendment or waiver affecting Section 6.6 or 6.10 include Zarlink;

      (c) in the event of an amendment or waiver affecting Section 6.7 or 6.10 include PTIC; and

      (d) in the event of an amendment or waiver affecting any Shareholder in a manner that is materially and adversely different from the manner in which such amendment or waiver affects the other Shareholders, include the Shareholder who is differently affected.

11.10 Counterparts

      This agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original and such counterparts together shall be but one and the same instrument. Each Party agrees that the delivery of this Agreement by facsimile shall have the same force and effect as delivery of original signatures.

11.11 Successors and Assigns

      Except as provided in Section 5.10 or as otherwise specifically permitted herein, neither this Agreement nor any of the rights of any of the Shareholders may be assigned without the prior written consent of the other parties to this Agreement. Except as otherwise provided herein, this Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, other personal representatives, successors and permitted assigns and transferees of Shares or Convertible Securities.

11.12 Application of this Agreement

      The terms of this Agreement shall apply mutatis mutandis to any securities
of  the   Corporation   resulting   from   the   conversion,   reclassification,
redesignation, subdivision or consolidation or other change of the Shares.

11.13 Equitable Relief

      Each of the parties acknowledges that any breach by such Party of his, her, or its obligations under this Agreement would cause substantial and irreparable damage to one or more of the other parties and that money damages would be an inadequate remedy therefor. Accordingly, each Party agrees that the other parties or any of them will be entitled to an injunction, specific performance, and/or other equitable relief to prevent the breach of such obligations.

               The rest of this page is intentionally left blank.

IN WITNESS WHEREOF, each of the parties has executed this Shareholders Agreement on and as of the date first above written.

                                         MITEL NETWORKS CORPORATION
                                         By: /s/ Steve Spooner
                                             -----------------------------------
                                             Name:  Steve Spooner
                                             Title: CFO

                                         MITEL SYSTEMS CORPORATION

                                         By: /s/ Jose Medeiros
                                             -----------------------------------
                                             Name:  Jose Medeiros
                                             Title: Officer

                                         MITEL KNOWLEDGE CORPORATION

                                         By: /s/ Jose Medeiros
                                             -----------------------------------
                                             Name:  Jose Medeiros
                                             Title: Officer

                                         EDGESTONE CAPITAL EQUITY FUND II-B GP,
                                         INC., as agent for EdgeStone Capital
                                         Equity Fund II-A, L.P. and its
                                         parallel investors

                                         By: /s/ Guthrie J. Steward
                                             -----------------------------------
                                             Name:  Guthrie J. Stewart
                                             Title: Officer

                                         EDGESTONE CAPITAL EQUITY FUND II
                                         NOMINEE, INC., as nominee for EdgeStone
                                         Capital Equity Fund II-A, L.P. and its
                                         parallel investors

                                         By: /s/ Guthrie J. Steward
                                             -----------------------------------
                                             Name:  Guthrie J. Stewart
                                             Title: Officer

                                         ZARLINK SEMICONDUCTOR INC.

                                         By: /s/ Donald McIntyre
                                             -----------------------------------
                                             Name:  Donald McIntyre
                                             Title: Sr. VP & General Counsel

                                         POWER TECHNOLOGY INVESTMENT CORPORATION

                                         By: /s/ Leslie Raenden
                                             -----------------------------------
                                             Name:  Leslie Raenden
                                             Title: Executive Vice President
                                                    Finance

                                         WESLEY CLOVER CORPORATION

                                         By: /s/ Jose Medeiros
                                             -----------------------------------
                                             Name:  Jose Medeiros
                                             Title: Officer

SIGNED, SEALED AND DELIVERED       )
in the presence of:                )
                                   )
/s/ L. Hawkins                     )          /s/ Terence H. Matthews
---------------------------------- )          ----------------------------------
L. Hawkins                         )          Dr. Terence H. Matthews

                                   APPENDIX 1

                                   DEFINITIONS

"2006 Put Date" has the meaning set forth in Section 6.6(a);

"Acceptance Notice" has the meaning set out in Section 6.2(b);

"Acceptance Period" has the meaning set out in Section 6.1;

"Accepting Shareholders" has the meaning set out in Section 6.4;

"Act" means the Canada Business Corporations Act;

"Additional Common Shares" has the meaning set forth in the Articles of Amendment;

"Additional Investment" means the issue and sale by the Corporation of: (i) up to five million (5,000,000) additional Series A Shares at a price per Series A Share of not less than $1.00 and otherwise on terms no more favourable and within the time frame contemplated in the Subscription Agreement; and (ii) any Series A Shares issuable to EdgeStone on account of the exercise of the EdgeStone Purchase Option;

"Affiliate" of a Person means any Person that would be deemed to be an "affiliated entity" of such first-mentioned Person under Rule 45-501 promulgated under the Securities Act (Ontario) as it exists on the date of this Agreement;

"Annual Budget" means the annual budget and business plan of the Corporation, including a detailed operating budget and a capital budget and the sources of financing thereof, with detailed supporting assumptions;

"arm's length" has the meaning ascribed to such term for the purposes of the Income Tax Act (Canada);

"Articles of Amendment" means the articles of amendment of the Corporation creating the Preferred Shares attached as Schedule B hereto;

"as-if converted to Common Shares basis" means, at any time and from time to time, assuming the conversion or exchange of all outstanding Preferred Shares and all other securities of the Corporation convertible or exchangeable into Common Shares which are fully-vested and exercisable, convertible or exchangeable on the date of the calculation at the respective Conversion Rate or conversion prices or exchange rates, as the case may be, applicable at such time including, without limitation, the exercise of the EdgeStone Warrants which are exercisable on the date of the calculation for the number of Common Shares issuable thereunder;

"Associate" has the meaning ascribed thereto in the Act;

"Assumption Agreement" means the assumption agreement substantially in the form attached hereto as Schedule C;

"Audit Committee" has the meaning set out in Section 2.5;

"Board of Directors" has the meaning set out in Section 2.1;

"Business" means the business of developing, selling, licensing, distributing, servicing and maintaining, as applicable, enterprise and customer premises business communications solutions and services, including advanced voice over internet protocol, video and data communications platforms, desktop phones, Internet appliances and client and server software applications and code (including applications for customer relationship management and mobility, messaging and multimedia collaboration);

"Business Day" means any day, other than a Saturday or Sunday, on which chartered banks in Ottawa, Ontario are open for commercial banking business during normal banking hours;

"Change of Control Event" means:

      (a) (A) an amalgamation of the Corporation with other corporation (other than with a Subsidiary of the Corporation), (B) a statutory arrangement involving the Corporation or (C) any other transaction involving the shares of the Corporation, whether by a single transaction or series of transactions, pursuant to which

            (i) any person, together with his or its Affiliates hereafter acquires the direct or indirect "beneficial ownership" (as defined in the Act of all of the issued and outstanding shares in the capital of the Corporation; and

            (ii) the nature of the transaction (or series of transactions) is such that the consideration (whether in the form of cash, securities or other property) in connection with such transaction (or series of transactions) would be received by the shareholders of the Corporation, and not by the Corporation provided, however, that the Series A Majority Holders shall have the right, on behalf of all Series A Holders, to waive the treatment of any of such event as a "Change of Control Event" (provided that any such waiver must be in writing signed by the Series A Majority Holders and shall only be effective as to the particular event in respect of which the waiver is executed).

"Closing" means the issuance and sale of the Series A Shares by the Corporation to EdgeStone on the date of this Agreement;

"Collateral Benefit" means any agreement, commitment or understanding with a Shareholder that has the effect of providing to that Shareholder (or anyone acting not at arm's length to that Shareholder), directly or indirectly, consideration of greater value than that offered to other Shareholders, excluding consideration paid or to be paid to a Shareholder (or anyone not at arm's length with a Shareholder) for goods and/or services rendered or provided or to be rendered or provided by that Shareholder (or anyone not at arm's length with that Shareholder) where the amount of such consideration is not more than that which would be negotiated between arm's length parties on market terms, provided, for greater certainty, that the following shall be deemed not to constitute a Collateral Benefit: (i) any preference pursuant to Section 6.10 of this Agreement; (ii) any payment of the Series A Liquidation Preference per Share in favour of the holders of the Series A Shares in accordance with the Articles of Amendment;
(iii) any payment of the Series B Liquidation Preference per Share in favour of the holders of the Series B Shares in accordance with the Articles of Amendment; and (iv) any management fees, merchant banking commissions or similar fees or charges paid to EdgeStone for services performed for the Corporation;

"Common Share Offering" means the offering, issuance and sale by the Corporation of Common Shares for an aggregate purchase price of not more than $10,000,000 on the terms set forth and within the time frame contemplated in the Subscription Agreement;

"Common Shares" means the common shares in the capital of the Corporation, including the common shares currently issued and any common shares that may be issued after the date hereof;

"Compensation Committee" has the meaning set out in Section 2.5;

"Controlling Shareholder" means any Person who is party to this Agreement and who Controls a Shareholder (and shall, for greater certainty, includes Matthews as the Controlling Shareholder of the Matthews Entities);

"Control" means, with respect to any Person at any time,

            (a) holding, as owner or other beneficiary, other than solely as the beneficiary of an unrealized security interest, directly or indirectly through one or more intermediaries: (A.) more than fifty percent (50%) of the voting securities of that Person; or (B.) securities of that Person carrying votes sufficient to elect or appoint the majority of individuals who are responsible for the supervision or management of that Person; or

            (b) the exercise of de facto control of that Person whether direct or indirect and whether through the ownership of securities, by contract or trust or otherwise;

and the terms "Controls", "Controlling" and "Controlled" have corresponding meanings;

"Controlled   Shareholder"  means  any  Shareholder  that  is  Controlled  by  a
Controlling Shareholder who is a party to this Agreement;

"Conversion Value" has the meaning set forth in the Articles of Amendment;

"Convertible Security" means any option, warrant, right or other security, other than Shares, which entitles the holder to acquire from the issuer thereof another security or to convert or exercise such security into another security in the capital of such issuer and includes the EdgeStone Warrants;

"Covenantor" has the meaning set out in Section 10.2;

"Debt Obligations" has the meaning set out in Appendix 2;

"Drag-Along Offer" has the meaning set out in Section 6.4;

"EdgeStone Group" means:

      (a)   any Affiliate of EdgeStone;

      (b) any other Person, provided that EdgeStone or any Affiliate thereof has the exclusive right to exercise all rights of EdgeStone transferred hereunder on behalf of such Person;

      (c) any Person whose funds are managed by EdgeStone or an Affiliate of EdgeStone;

      (d) upon the termination or dissolution of any limited partnership or other entity that is a Person referred to in clause (b), (A) the beneficial holders of interests in such Person, and (B) any other Person referred to in clause (b), whether or not, in either case, an Affiliate described in clause (a) has the exclusive right to exercise the rights of EdgeStone transferred hereunder on behalf of such beneficial holder or Persons; and

      (e) EdgeStone Capital Equity Fund II-A, L.P. and/or any Person which agrees to invest with it on a parallel or co-investment basis (and the respective partners thereof, if any) in the manner contemplated in the constating documents of EdgeStone Capital Equity Fund II-A, L.P.

"EdgeStone Liquidation Entitlement" means, in respect of each Share held by a member of the EdgeStone Group, an amount equal to the sum of:

      (a)   the Series A Liquidation Preference per Share; and

      (b)   the Series A Participation Amount per Share;

"EdgeStone Nominee" means a director of the Corporation nominated by EdgeStone pursuant to Section 2.2;

"EdgeStone Purchase Option" means the option of EdgeStone to purchase Series A Shares with an aggregate purchase price of up $5,000,000 pursuant to Section 3.2 of the Subscription Agreement;

"EdgeStone  Common  Purchased  Securities"  has the  meaning  set out in Section
6.9(a);

"EdgeStone Preferential Purchased Securities" has the meaning set out in Section 6.8(a);

"EdgeStone Put Event" means the occurrence of:

      (a)   the  delivery  by  Zarlink to the  Corporation  of the  Zarlink  Put
            Notice;

      (b)   the delivery by PTIC to the Corporation of the PTIC Put Notice;

"EdgeStone Common Put Notice" has the meaning set out in Section 6.9(a);

"EdgeStone Preferential Put Notice" has the meaning set out in Section 6.8(a);

"EdgeStone Valuation Date" has the meaning set out in Section 6.9(a);

"EdgeStone Warrants" means the Series 1 Warrants and Series 2 Warrants to purchase Common Shares granted by the Corporation to EdgeStone on the date hereof, and any additional warrants granted on the exercise of the EdgeStone Purchase Option;

"Exit Notice" has the meaning set out in Section 7.1(a);

"Forced Shareholders" has the meaning set out in Section 6.4(a);

"Governmental Approval" means the consent of any Governmental Body which may be required at any time and from time to time to ensure that the purchase of all or any part of the Shares and/or securities of the Corporation held by a Shareholder is not in contravention of any law, regulation or published policy of, or administered by, such Governmental Body or which may be required in order to ensure that, notwithstanding the purchase of such shares of all or any part of the Shares or securities held by the Shareholders, the holding or continued holding by the Corporation or any Subsidiary of any franchise, licence, permit or other permission or authority required to carry on its respective business is unaffected;

"Governmental Body" means any body of a state or government, any international body or body assembling several states or provinces, any body, board, commission, office or other authority, instituted or constituted by a state or a government, by a law or otherwise, any public or private body, board, commission, office exercising governmental or quasi-governmental functions or regulatory or autoregulatory functions on behalf of a state or another governmental body or otherwise having jurisdiction, as well as any body, office, commission, board, arbitration or judicial tribunal, quasi-judicial or administrative tribunal, either national, provincial or governmental, foreign or international, as well as any court or common law tribunal;

"Initial Public Offering" means the initial public offering of Common Shares or other securities in the capital of the Corporation or the securities in the capital of a Successor Corporation or any other transaction, as a result of which (in either case) the shares of the Corporation or the Successor Corporation are listed and posted for trading, traded or quoted on one or more of the Toronto Stock Exchange, the New York Stock Exchange or the NASDAQ National Market System (provided, that, any filing of a registration statement or similar instrument with the SEC under the U.S. Exchange Act in fulfillment of the Corporation's existing obligations as a foreign private issuer shall be deemed not to constitute an Initial Public Offering for the purposes of this Agreement);

"Investors Majority" means the holders of not less than fifty percent (50%) of the Shares held by all of the Shareholders, calculated on an as-if converted to Common Shares basis, which holders must include EdgeStone;

"Issue Price" has the meaning set forth in Schedule "A" or "B" of the Articles of Amendment as the context requires;

"Lien" means any and all liens, claims, mortgages, hypothecs, security interests, charges, encumbrances, and restrictions on transfer of any kind, except, in the case of references to securities, any of the same arising under applicable corporate or securities laws solely by reason of the fact that such securities were issued pursuant to exemptions from registration or prospectus requirements under such securities laws or otherwise arising pursuant to this Agreement or the Registration Rights Agreement;

"Marketable Securities" means equity securities of an issuer which are listed on an established nationally recognized exchange in Canada or the United States, which: (i) do not represent in excess of 10% of the relevant issuer's outstanding securities of the same class or a class into which such securities are immediately convertible or exchangeable without cost to the holder; (ii) have a Public Float of at least $150 million; (iii) have had average daily trading volumes for the 10 trading days prior to distribution of at least $5,000,000; and (iv) are not subject to any statutory, regulatory, contractual or other hold period or resale restriction other than a restriction requiring the filing of a notice only (without requiring any approval);

"Material Adverse Effect" means, with reference to the Corporation or any of the Subsidiaries, a material adverse effect on the condition (financial or otherwise), operations, business, assets, or prospects of the Corporation and the Subsidiaries taken as a whole, other than any such Material Adverse Effect resulting from industry-wide conditions affecting the industry in which the Corporation and the Subsidiaries carry on business or conditions affecting the economy in general;

"Matthews Entity" means Systems, Knowledge and WCC so long as it is a Shareholder and any other Shareholder that is or may be under the Control of Matthews from time to time;

"Matthews Group" means

      (a) Dr. Terence H. Matthews, his spouse or former spouse, any lineal descendant of Dr. Terence H. Matthews, any spouse or former spouse of any such lineal descendant, and their respective legal personal representatives;

      (b) the trustee or trustees of any trust (including without limitation a testamentary trust) for the exclusive benefit of any one or more members of the Matthews Group;

      (c) any corporation all of the issued and outstanding shares of which are beneficially owned by any one or more members of the Matthews Group;

      (d) any partnership all of the partnership interests in which are beneficially owned by any one or more members of the Matthews Group; and

      (e) any charitable foundation Controlled by any one or more members of the Matthews Group,

      and, for this purpose, a trustee or trustees referred to in clause (b) above shall be deemed to beneficially own any shares or partnership interests held by them.

"New Securities" shall mean any Shares or other equity securities of the Corporation, whether now authorized or not, and includes any Convertible Securities;

"Notice of Required Financing/Consent" has the meaning set out in Section 6.12;

"Observer" has the meaning set out in Section 2.7;

"Offer" has the meaning set out in Section 7.1(c);

"Offeror's Securities" has the meaning set out in Section 6.1;

"Other Agreements" means the Registration Rights Agreement, and with respect to EdgeStone, the Subscription Agreement and all of the agreements, instruments, certificates, and other documents, including the EdgeStone Warrants, executed and delivered by or on behalf of the Corporation or EdgeStone or any of their respective Affiliates at the Closing or otherwise in connection with the Subscription Agreement and the transactions contemplated herein or therein;

"Partial Sale Event" means

      (a) (A) an amalgamation of the Corporation with another corporation (other than with a Subsidiary of the Corporation), (B) a statutory arrangement involving the Corporation, (C) the sale, exchange or other disposition of outstanding shares of the Corporation, or (D) any other transaction involving the Corporation (other than a public offering of securities of the Corporation), whether by a single transaction or series of transactions, pursuant to which, in the case of (A), (B), (C) or (D) above, any Person, together with his or its Affiliates (other than members of the Matthews Group), hereafter acquires the direct or indirect "beneficial ownership" (as defined in the Act) of securities of the Corporation representing more than 50% but less than all of the issued and outstanding shares in the capital of the Corporation; or

      (b) any event, whether by a single transaction or a series of transactions, that results in Dr. Terence H. Matthews and/or Persons Controlled by Dr. Terence H. Matthews holding in the aggregate less than 100,000,000 of the issued and outstanding shares in the capital of the Corporation (subject to appropriate adjustments for stock dividends, stock splits, stock consolidations, capital reorganizations and the like occurring after the date hereof), calculated on an as-if-converted to Common Shares basis.

"Party" or "Parties" means one or more of the Corporation, the Shareholders, Matthews and any other Person who becomes a party to this Agreement by virtue of a Transfer of Shares or Convertible Securities or otherwise;

"Permitted Additional Securities" means:

      (a) any Common Shares issued or issuable upon conversion of any Preferred Shares currently outstanding or that may hereafter be issued in accordance with the provisions of Section 2.8;

      (b) any option to purchase Common Shares granted under the Stock Option Plan and/or Common Shares allotted for issuance, issued or issuable pursuant to the Stock Option Plan, and any Common Shares or Convertible Securities allotted for issuance, issued or issuable to employees, officers, directors or consultants of the

            Corporation in accordance with any other stock option plan, stock purchase plan or other stock compensation program of the Corporation approved by the Board of Directors;

      (c)   any Common Shares issued on exercise of the EdgeStone Warrants;

      (d) any equity securities issued pursuant to the Additional Investment including Common Shares issuable upon conversion or exercise of any Convertible Securities issued pursuant to the Additional Investment;

      (e)   any Additional Common Shares;

      (f)   any Common Shares issued pursuant to the Common Share Offering;

      (g)   any equity securities issued pursuant to a Qualified IPO;

      (h) any Common Shares or Convertible Securities issued in connection with an acquisition of assets or a business; provided, that: (i) the cost of such acquisition is less than $10,000,000; (ii) any such transaction is approved by the Board of Directors; and (iii) the maximum aggregate number of Common Shares (including Common Shares issuable on the conversion or exercise of Convertible Securities) that may be issued pursuant to this clause (h) shall not exceed five percent (5%) of the aggregate number of Common Shares issued and outstanding on the date hereof, all calculated on an as-if Converted to Common Shares basis;

      (i) any Common Shares or Convertible Securities issued to or in connection with any of the following (i) licensors of technology to the Corporation; (ii) lending or leasing institutions in connection with obtaining debt financing; or (iii) any other technology licensing, equipment leasing or other commercial arrangements of a non-equity financing nature; provided, that: (A) any such transaction or transactions is approved by the Board of Directors; and (B) the maximum aggregate number of Common Shares (including Common Shares issuable on the conversion or exercise of Convertible Securities) that may be issued pursuant to this clause (i) shall not exceed five percent (5%) of the aggregate number of Common Shares issued and outstanding on the date hereof, all calculated on an as-if Converted to Common Shares basis;

      (j) any equity securities issued to bona fide consultants or professional advisors of the Corporation as part of the consideration for services received by the Corporation from such consultants or professional advisors;

      (k)   any  equity   securities   issued  in   respect   of   subdivisions,
            consolidations, stock dividends or capital reorganizations approved in accordance with Section 2.8;

      (l) any warrants to acquire Common Shares issued to TPC pursuant to the TPC Agreement, and any issuance of Common Shares pursuant to the exercise of such warrants; and

      (m)   any  equity   securities  issued  to  CIBC  World  Markets  Inc.  as
            compensation for acting as lead agent, or any sub-agent thereof, with respect to the transactions contemplated by this Agreement and the Other Agreements and any Common Shares or Convertible Securities issuable upon conversion thereof;

"Permitted Transferee" of any Person means:

      (a) in the case of a Person who is a natural person: (A) the spouse of such Person; (B) any lineal descendant of such Person or a spouse of any such descendant; (C) a trust (including, without limitation, a testamentary trust) solely for the benefit of one or more of such Person, the spouse of such Person or any lineal descendant of such Person or a spouse of any such descendant; (D) any self-directed RRSP controlled by such Person; or (E) a corporation of which all of the outstanding shares of each class of shares of such corporation are beneficially owned, or in the case of Matthews (if Matthews hereafter becomes a direct Shareholder) Controlled, directly or indirectly, in any manner (including, without limitation, through intermediary corporations or trusts), by one or more of such Person, the spouse of such Person, any lineal descendant of such Person or a spouse of any such descendant or such trust; and includes the legal personal representative(s) of such Person or any Person referred to in (A);

      (b) in the case of a corporation: (A) any shareholder of such corporation, if such shareholder either alone or together with one or more Permitted Transferees of such shareholder beneficially owns, or in the case of Matthews (if Matthews hereafter becomes a direct Shareholder) Controlled, directly or indirectly, in any manner (including, without limitation, through intermediary corporations or trusts), all of the outstanding shares of each class of shares in the capital of such corporation; (B) any Permitted Transferee of such shareholder; or (C) an Affiliate, all of the shares of which are owned by such corporation and/or any Permitted Transferee (other than under this subclause (b)) of such corporation;

      (c) in the case of a Person which is a trustee: (A) any beneficiary of such trust; (B) another trustee, provided that the class of beneficiaries is limited to Permitted Transferees of the beneficiaries of the original trust; or (C) any Permitted Transferee of such beneficiary;

      (d) in the case of a Person which is an estate of a deceased Person, a Permitted Transferee of such deceased person determined pursuant to this definition as if such Person were not deceased or a legal personal representative of such Person holding on behalf of such Permitted Transferees;

      (e)   in the case of EdgeStone, any member of the EdgeStone Group; and

      (f) in the case of any member of the Matthews Group, includes any other member of the Matthews Group.

"Person" includes any individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, and a natural Person in his capacity as trustee, executor, administrator, or other legal representative;

"Pre-Emptive Right Notice" has the meaning set out in Section 4.1(a);

"Preferred Shares" means the Series A Shares and the Series B Shares;

"Prime Rate" means the prime rate of interest charged by the Corporation's principal banker to its most credit-worthy customers from time to time;

"Pro Rata Share" in respect of a given Shareholder or other Person having rights or entitlements pursuant to Section 5.10, means that Shareholders' or other Person's proportionate share of all outstanding Shares held by all such Shareholders or other Persons on an as-if converted to Common Shares basis and for greater certainty, in the case of EdgeStone, its Pro Rata Share shall include the maximum number of Shares issuable upon exercise of the EdgeStone Warrants which are exercisable on the date of the calculation;

"PTIC Purchased Securities" has the meaning set out in Section 6.7(a);

"PTIC Put Notice" has the meaning set out in Section 6.7(a);

"Public Float" means, in respect of a class of securities, the market value of the securities of such class, excluding securities that are beneficially owned, directly or indirectly, or over which control or direction is exercised by persons or companies that alone or together with their respective Associates and Affiliates, beneficially own or exercise control or direction over more than 10% of the issued and outstanding securities of such class, provided that securities that would be excluded because a portfolio manager of a pension fund, mutual fund or non-redeemable investment fund exercises control or direction over them need only be excluded if the portfolio manager is an Affiliate of the issuer of those securities;

"Put Notice" means a Zarlink Put Notice, a PTIC Put Notice or an EdgeStone Put Notice;

"Qualified IPO" has the meaning set forth in the Articles of Amendment;

"Qualifying Offer" has the meaning set forth in Section 6.4(a);

"Redemption Trigger Date" has the meaning set out in the Articles of Amendment;

"Registration Rights Agreement" means the registration rights agreement entered into between the Corporation and each of the other Parties hereto (other than Matthews) on the date hereof;

"Related Party" means with respect to any individual Shareholder, the Person to whom that Shareholder is legally married at the relevant time and the child or grandchild or other direct lineal descendants of that Shareholder, a trust any of the beneficiaries of which are any one or more of the foregoing, and where the context permits, upon the death of a Related Party, includes his or her legal personal representative and/or a corporation of which any one or more of the foregoing are the legal and beneficial owners of all the outstanding shares (including options, warrants or other rights to acquire shares) of that corporation;

"Sale Transaction" has the meaning set out in Section 7.1(g);

"Series A Liquidation Preference per Share" means the amount per share to be distributed to the holders of the Series A Shares pursuant to Section 4.1(a)(i) or (ii) of Schedule "A" to the Articles of Amendment;

"Series A Participation Amount per Share" means the amount per share to be distributed to the holders of the Series A Shares pursuant to Section 4.1(a)(iii) of Schedule "A" to the Articles of Amendment;

"Series A Shares" means the Class A Convertible Preferred Shares, Series 1 in the capital of the Corporation, including the Class A Convertible Preferred Shares, Series 1 currently issued and any Class A Convertible Preferred Shares, Series 1 that may be issued after the date hereof;

"Series B Liquidation Preference per Share" means the amount per share to be distributed to the holders of the Series B Shares pursuant to Section 4.1(a)(i) or (ii) of Schedule "B" to the Articles of Amendment;

`Series B Participation Amount Per Share" means the amount per share to be distributed to the holders of Series B Shares pursuant to Section 4.1(a)(iii) of Schedule "B" to the Articles of Amendment;

"Series B Shares" means the Class B Convertible Preferred Shares, Series 1 in the capital of the Corporation, including the Class B Convertible Preferred Shares, Series 1 currently issued and any Class B Convertible Preferred Shares, Series 1 that may be issued after the date hereof;

"Shares" means, collectively, the Common Shares and the Preferred Shares;

"Shareholders" means, collectively, EdgeStone, Systems, Knowledge, Zarlink, PTIC and WCC together with such other Persons who may becomes a party to this Agreement as a shareholder of the Corporation, and "Shareholder" means each of such Persons individually;

"Stock Option Plan" means the stock option plan of the Corporation, as amended from time to time in accordance with the provisions of this Agreement;

"Subscription Agreement" has the meaning set out in the Recitals to this Agreement;

"Subsidiary" means: (i) any corporation, at least a majority of whose outstanding Voting Shares is owned, directly or indirectly, by the Corporation or by one or more of its subsidiaries, or by the Corporation and by one or more of its subsidiaries; (ii) any general partnership, at least a majority of whose outstanding partnership interests shall at the time be owned by the Corporation, or by one or more of its subsidiaries, or by the Corporation and one or more of its subsidiaries; and (iii) any limited partnership of which the Corporation or any of its subsidiaries is a general partner;

"Successor Corporation" has the meaning specified in Section 1.4 of the Registration Rights Agreement;

"Third Party" has the meaning set out in Section 6.4;

"Third Party Offer" has the meaning set out in Section 6.4;

"Third Party Offeror" has the meaning as set out in Section 6.1;

"TPC" means Her Majesty the Queen in Right of Canada, as represented by the Minister of Industry;

"TPC Agreement" means TPC Agreement No. 720-481443 dated October 10, 2003 between the Corporation, TPC, March Networks Corporation and Mitel Knowledge Corporation;

"Transfer" (whether used as a noun or a verb) refers to any sale, pledge, assignment, encumbrance, gift, or other disposition or transfer of Shares or Convertible Securities (including without limitation the Preferred Shares), or any legal or beneficial interest therein, including any tender or transfer in connection with any merger, recapitalization, reclassification, or tender or exchange offer (for all or any part of the Corporation's equity securities), whether or not the person making any such Transfer votes for or against any transaction involving any such Transfer, and includes any agreement to effect any such transaction;

"Transfer Notice" has the meaning set out in Section 6.1;

"Transferring Shareholder" has the meaning set out in Section 6.1;

"Valuator" has the meaning set out in Appendix 3;

"Voting Shares" means shares, interests, participations or other equivalents in the equity interests (however designated), including Preferred Shares, of a person having ordinary voting power for the election of the majority of the directors (or the equivalent) of such person, other than shares, interests, participations or other equivalents having such power only by reason of contingency;

"Zarlink Purchased Securities" has the meaning set out in Section 6.6(a); and

"Zarlink Put Notice" has the meaning set out in Section 6.6(a).